                                                                   DRAFT 3/11/99

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VIMRX Pharmaceuticals Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

 (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


 (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

 (5)  Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

     -------------------------------------------------------------------------


 (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


 (3)  Filing Party:

     -------------------------------------------------------------------------


 (4)  Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                   DRAFT 3/11/99

                              [VIMRX Letterhead]

                                April __, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of VIMRX Pharmaceuticals Inc., which will be held at The Equitable Companies, Inc., 787 Seventh Avenue, 49th Floor, New York, New York on May 25, 1999. The Annual Meeting will begin promptly at 9:30 a.m., Eastern Daylight Time.

     The accompanying Proxy Statement, which you are urged to read carefully, provides important information regarding matters that will be considered and voted upon at the Annual Meeting. In addition to electing directors of the Company and ratifying the appointment of the independent auditors, stockholders will be asked to consider and vote upon:

     (1) approving the Company's acquisition of the minority interest of Baxter Healthcare Corporation in Nexell Therapeutics Inc., other than Baxter's right to certain milestone payments, thereby making Nexell a wholly-owned subsidiary of VIMRX.

     (2)  approving amendments to the Company's Certificate of Incorporation to

             .  change the Company's name to "Nexell Therapeutics Inc.";

             . change the terms of the Company's Series A Cumulative Convertible Preferred Stock, all of which is held by Baxter, by altering the conversion terms and modifying other terms in order to comply with the closing conditions of the Company's acquisition of Baxter's interest in Nexell; and

             . increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.

     (3) approving an increase in the number of shares of Common Stock issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan from 2,000,000 shares to 3,000,000 shares.

     You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may vote in person even if you have submitted a proxy card. Due to space limitations, attendance at the Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners of Common Stock who have presented to the Company satisfactory evidence of such ownership, and brokers.

     On behalf of the Board of Directors, I look forward to seeing you on May 25th.

                                    Sincerely,

                                    Donald G. Drapkin, Chairman

                          VIMRX PHARMACEUTICALS INC.
                             2751 Centerville Road
                          Suite 210, Little Falls II
                          Wilmington, Delaware 19908
                                (302) 998-1734

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 25, 1999

To the Stockholders of
     VIMRX Pharmaceuticals Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIMRX Pharmaceuticals Inc. will be held at The Equitable Companies, Inc., 787 Seventh Avenue, 49th Floor, New York, New York on Tuesday, May 25, 1999 at 9:30 a.m., Eastern Daylight Time, to consider and act upon the following proposals:

     1.  To elect a Board of four directors.

     2. To approve the Company's acquisition of the minority interest of Baxter Healthcare Corporation in Nexell Therapeutics Inc., other than Baxter's right to certain milestone payments, thereby making Nexell a wholly-owned subsidiary of VIMRX.

     3.  To approve amendments to the Company's Certificate of Incorporation to

             .  change the Company's name to "Nexell Therapeutics Inc.";

             . change the terms of the Company's Series A Cumulative Convertible Preferred Stock, all of which is held by Baxter, by altering the conversion terms and modifying other terms in order to comply with the closing conditions of the Company's acquisition of Baxter's interest in Nexell; and

             . increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.

     4. To increase the number of shares of Common Stock issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan from 2,000,000 shares to 3,000,000 shares.

     5. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 1999.

     6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on [APRIL 2, 1999], the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998 containing audited financial statements, which is not a part of this Proxy Statement, is enclosed.

     Due to space limitations, attendance at the Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners who have presented evidence of such ownership satisfactory to the Company, and brokers.


                               By Order of the Board of Directors,
                                 Lowell S. Lifschultz,
                                   Secretary

Wilmington, Delaware
April __, 1999


     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                          VIMRX PHARMACEUTICALS INC.
                             2751 Centerville Road
                          Suite 210, Little Falls II
                          Wilmington, Delaware 19908
                                (302) 998-1734

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                          TO BE HELD ON MAY 25, 1999

                                 INTRODUCTION

General

     This Proxy Statement is being furnished to stockholders of VIMRX Pharmaceuticals Inc., a Delaware corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at The Equitable Companies, Inc., 787 Seventh Avenue, 49th Floor, New York, New York on Tuesday, May 25, 1999 at 9:30 a.m., Eastern Daylight Time, and any and all adjournments or postponements thereof. The cost of the solicitation will be borne by the Company, which has retained D.F. King and Co., Inc. at a fee of $________, plus expenses, to assist in the solicitation.

     This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about April __, 1999.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

   1.  To elect a Board of four directors.

   2. To approve the acquisition by the Company of the minority interest of Baxter Healthcare Corporation in Nexell Therapeutics Inc., other than Baxter's right to certain milestone payments, thereby making Nexell a wholly-owned subsidiary of VIMRX.

   3. To approve amendments to the Certificate of Incorporation of the Company to

        .  change the Company's name to "Nexell Therapeutics Inc.";

        . change the terms of the Company's Series A Cumulative Convertible Preferred Stock, all of which is held by Baxter, by altering the conversion terms and modifying other terms in order to comply with the closing conditions of the Company's acquisition of Baxter's interest in Nexell; and

        . increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.

   4. To approve an increase in the number of shares of Common Stock issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan from 2,000,000 shares to 3,000,000 shares.

   5. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 1999.

   6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

     Stockholders of record at the close of business on [APRIL 2,] 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were _________ shares of Common Stock issued and outstanding. The Series A Preferred Stock is entitled to vote as a separate class at the Annual Meeting on Proposal 3, the approval of the amendments to the Certificate of Incorporation.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (________ shares of the __________ shares outstanding) is necessary to constitute a quorum at the Annual Meeting.

     The election of each of the four nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

     Approval of the amendments to the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock (________ shares of the __________ shares outstanding) and of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, voting separately as classes. Baxter, the holder of all of the issued and outstanding shares of the Series A Preferred Stock, has advised the Company that it intends to vote FOR the amendments.

     Approval of the acquisition of Baxter's interest in Nexell, the increase in the number of shares of Common Stock issuable under the 1997 Plan and the ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 1999 will each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

     If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:

     Election of Directors

     Shares represented by a proxy marked "WITHHOLD AUTHORITY" to vote for (i) all four nominees or (ii) any individual nominee(s) for election as directors and not otherwise marked "FOR" the other nominees will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the four nominees. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote.

     Other Proposals

     Shares represented by a proxy marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxies on any other matters that may properly come before the Annual Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect on the outcome of the votes on the proposals, except with respect to the vote on approval of the amendments to the Certificate of Incorporation where broker non-votes (and abstentions) will have the effect of a vote against the amendments since the affirmative vote of a majority of the issued and outstanding shares is required for approval of this proposal.

     At any time prior to its exercise, a proxy may be revoked by the stockholder granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

General..........................................................     1

Ownership of Certain Beneficial Owners,
Directors and Management.........................................     6

Proposal  1 -- Election of Directors.............................     8
      Biographical  Information..................................     8
      Required Vote..............................................    10

Executive Compensation...........................................    10
      Compensation Committee Report..............................    10
      Compensation Summary.......................................    11
      Employment Arrangements....................................    14
      Section 16 Proxy Statement Disclosure......................    15

Proposal 2 -- Approval of the Acquisition of

Baxter's Minority Interest in Nexell.............................    18
      Summary of the Transaction.................................    18
      Business of Nexell.........................................    19
      Reasons for the Acquisition................................    20
      Background of the Acquisition..............................    21
      Opinion of the Company's Financial Advisor.................    22
      Accounting Treatment.......................................    25
      Terms of the Acquisition...................................    25
      Representations and Warranties of the Parties..............    27
      Conditions to Consummation of the Acquisition..............    28
      Covenants of the Parties...................................    29
      Termination................................................    30
      Closing of the Acquisition.................................    31
      Interests of Certain Persons in the Acquisition............    31
      Assumption of Nexell Stock Options.........................    31
      Pro Forma Condensed Combined Financial Information.........    32
      Required Vote..............................................    32

Proposal 3 -- Approval of Amendments
to the Certificate of Incorporation..............................    32
      Changing the Company's Name to "Nexell Therapeutics Inc."..    32
      Changing the Terms of the Series A Preferred Stock.........    33
      Increasing the Authorized Capital Stock and Authorizing
        "Blank Check" Preferred Stock............................    33
      Required Vote..............................................    34


                                       4

Proposal 4 --Approval of Amendment to 1997 Incentive
and Non-Incentive Stock Option Plan..............................    35
      General....................................................    35
      Federal Income Tax Consequences............................    36
      Required Vote..............................................    37

Proposal 5 -- Ratification of Appointment of
Independent Auditors.............................................    37
      Required Vote..............................................    38

Other Business...................................................    38

Stockholder Proposals............................................    39

Annex A - Acquisition Agreement

Annex B - US Bancorp Piper Jaffray Opinion

Annex C - Unaudited Pro Forma Condensed Combined Financial Information

Annex D - Amendment to Certificate of Incorporation

                                       5

                    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS  AND MANAGEMENT

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding
Common Stock, together with their respective addresses, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation - Compensation Summary" on page 10 of this Proxy Statement and (iv) all executive officers and directors as a group:


             NAME                           Shares Beneficially Owned                 Percent of  Outstanding
-------------------------------  -----------------------------------------------  -------------------------------
Richard L. Dunning                               834,404 (1)(2)                                 1.2%
Francis M. O'Connell                             120,753 (1)(3)                                   *
Alfonso J. Tobia, Ph.D.                          154,828 (1)(4)                                   *
David A. Jackson, Ph.D.                          251,460 (1)(4)                                   *
L. William McIntosh                              247,590 (1)(5)                                   *
Donald G. Drapkin                                887,500 (6)(7)                                 1.3%
Laurence D. Fink                                 550,000 (6)(8)                                   *
Linda G. Robinson                                250,000 (6)(9)                                   *
Eric A. Rose, M.D.                               959,900 (6)(10)                                1.4%
Lindsay A. Rosenwald, M.D.                     5,152,655 (6)(11)                                7.3%
Victor W. Schmitt                                      0                                          0
Michael Weiner, M.D.                              62,410 (6)                                      *
Paramount Capital Asset                        4,204,999 (12)                                   6.0%
 Management, Inc. 787 Seventh
 Avenue, NY 10019
Baxter Healthcare Corporation,                11,000,000                                       15.7%
 One Baxter Parkway,
 Deerfield, Illinois 60015
All directors and executive                    9,471,500 (13)                                  12.9%
 officers as a group (12 persons)

____________________
*  Less than one percent.

   (1) Includes shares held by the Company's 401(k) retirement plan for the benefit of the officer.

   (2) Includes currently exercisable options to purchase 827,650 shares owned by Mr. Dunning, 2,095 shares owned by a daughter of Mr. Dunning, and 500 shares owned by each of Mr. Dunning's spouse, son and another daughter, respectively. Mr. Dunning disclaims beneficial ownership of the shares held by his spouse, son and daughters.

   (3)  Includes currently exercisable options to purchase 106,250 shares.

   (4)  Consists of currently exercisable options.

   (5) Consists of currently exercisable options, assuming consummation of the acquisition of Baxter's minority interest in Nexell. See "Executive Compensation, Compensation Summary, Option Repricing".

   (6) Includes 100,000 vested restricted shares held by Mr. Drapkin and 50,000 vested restricted shares held by each of Mr. Fink, Ms. Robinson, Dr. Rose, Dr. Rosenwald and Dr. Weiner.

   (7)  Includes currently exercisable options to purchase 687,500 shares.

   (8) Includes warrants to purchase 133,333 shares owned directly by Mr. Fink and 66,666 shares and warrants to purchase 33,333 shares owned by a family trust for the benefit of Mr. Fink's children. Mr. Fink disclaims beneficial ownership of the shares and warrants held by the family trust.

   (9)  Includes warrants to purchase 66,666 shares.

   (10) Includes currently exercisable options to purchase 587,500 shares.

   (11) Includes 4,204,999 shares beneficially owned by Paramount Capital Asset Management, Inc. ("PCAM", see note (12) below), of which Dr. Rosenwald is President and the sole shareholder. Dr. Rosenwald disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

   (12) Information is from a Form 4 dated November 6, 1998 filed by Dr. Rosenwald reporting the open market purchase of 155,000 shares of Common Stock by The Aries Master Fund, a Cayman Islands exempted company, (the "Fund") and the general partner of Aries Domestic Fund, L.P. (the "Partnership"), and confirming (i) the ownership of 2,614,700 shares and warrants to purchase 225,000 shares by the Fund and of 1,206,966 shares and warrants to purchase 158,333 shares by the Partnership, and (ii) the status of PCAM as the general partner of the Partnership and the investment manager of the Fund, with shared power to vote and dispose of the securities owned by the partnership and the Fund. PCAM and Dr. Rosenwald disclaim beneficial ownership of the securities owned by the Fund and the Partnership, except to the extent of their respective pecuniary interest, if any.

  (13)  See notes (1) - (12).

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, a four person Board of Directors is to be elected, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted FOR the election of the four nominees named below, all of whom are currently directors of the Company.

     In view of the contemplated move of the Company's executive offices to California, four of the current directors, Lawrence D. Fink, Linda G. Robinson, Dr. Lindsay A. Rosenwald and Dr. Michael Weiner are not standing for reelection; the Company is establishing criteria for a recruitment program for additional directors.

     In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted FOR such substitute nominee as may be designated by the present Board of Directors.

BIOGRAPHICAL INFORMATION

     Each nominee's name, age, office with the Company, if any, the year first elected as a director, if currently a director, and certain biographical information are set forth below:


Name                                            Age                     POSITION
----------------------------------------  ---------------  -----------------------------------
Donald G. Drapkin                                51                     Chairman
Richard L. Dunning                               53             President, Chief Executive
                                                                    Officer and Director
Eric A. Rose, M.D.                               48                     Director
Victor W. Schmitt                                50                     Director

     Donald G. Drapkin was elected Chairman of the Board of Directors in March 1996 and has served as a director of the Company since November 17, 1995. Mr. Drapkin has been a director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1997 and was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom in New York City for more than five years prior thereto. Mr. Drapkin also serves as a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934:
Algos Pharmaceutical Corporation, Anthracite Capital, Inc., BlackRock Asset Investors, Cardio Technologies, Inc., The Molson Companies Limited, Playboy Enterprises, Inc., Revlon, Inc., Revlon Consumer Products Corporation and Weider Nutrition International, Inc.

     Richard L. Dunning has been President and Chief Executive Officer of the Company since April 1996. Prior to joining the Company, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the DuPont Merck Pharmaceutical Company (now

DuPont Life Sciences) from 1991. Mr. Dunning also serves as a director of the following corporations which file reports pursuant to the Exchange Act: Innovir Laboratories, Inc. (a subsidiary of the Company), Epoch Pharmaceuticals, Inc. and Endorex Corp.

     Eric A. Rose, M.D. was elected a director of the Company in November 1995. Dr. Rose is Surgeon-In-Chief at Columbia Presbyterian Medical Center in New York, a position he has held since August 1994. Dr. Rose is a past president of the International Society for Heart and Lung Transplantation.

     Victor W. Schmitt was elected a director of the Company in December 1997 pursuant to an agreement between the Company and Baxter Healthcare Corporation
(see "Certain Transactions").   Mr. Schmitt has been President, Venture
Management, Baxter Healthcare Corporation since 1994. Prior to this position, he held the operating position of President, Baxter Biotech Europe. Mr. Schmitt joined Baxter after a 16-year career with the American Red Cross Blood Services, where he held positions in marketing and operations. He also serves as a director of a number of development-stage biotech companies.

Meetings and Committees

     During 1998, there were four meetings of the Board of Directors which were attended by all directors, except for Dr. Jerome Groopman (resigned as a director) and Mr. Laurence Fink, who were absent from two meetings, and Dr. Eric
A. Rose and Dr. Lindsay A. Rosenwald, who were absent from one meeting. Additionally, the Board took action by unanimous written consent without a meeting on two occasions in 1998.

     The Compensation Committee, which also acts as the Stock Option Committee, currently consists of Mr. Donald G. Drapkin, Mr. Richard L. Dunning, Dr. Eric A. Rose and Dr. Lindsay A. Rosenwald. The Compensation Committee met one time and took action by unanimous written consent without a meeting on one occasion during 1998. The Compensation Committee sets and recommends to the Board yearly executive compensation and conditions of employment and administers the Company's stock option plans.

     The Audit Committee, which consists of Mr. Richard L. Dunning, Mr. Laurence
D. Fink, Ms. Linda G. Robinson and Dr. Michael Weiner, met twice during 1998. The Audit Committee reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors.

     The Company does not have a standing nominating committee.

     Dr. Groopman resigned as a director in August 1998 and Messrs. Fink, Rosenwald, Weiner and Ms. Robinson are not standing for reelection as directors, thereby requiring that all committees be reconstituted. As indicated above, the Company is establishing criteria for a recruitment program for additional directors.

REQUIRED VOTE

     The election of each of the four nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares (and abstentions) will be disregarded and therefore will have no effect on the outcome of the vote.

     The Board of Directors recommends that stockholders vote FOR each of the four nominees.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for setting the Company's policy with respect to the compensation of the Company's senior executive officers, including the Chief Executive Officer, and administering the Company's stock option plans. The Company's policy is to establish a compensation program that will attract, retain and motivate qualified members of senior management in a manner that is competitive with other companies in the biotechnology industry. The key elements in this policy are salary, stock options, and availability of a cash bonus. As the Company is only now emerging from the development stage, revenues and profits remain largely inapplicable as factors in determining compensation of the Chief Executive Officer and other executives of the Company. Rather, the Compensation Committee looks to qualitative factors, including the officers' efforts to build the organization, to expand the Company's potential product line (through acquiring new technologies or otherwise), to expand the range of applications therefor, and to intensify the Company's research and development efforts for its potential products. In determining the cash bonus granted in early 1998 to Richard L. Dunning, the Company's Chief Executive Officer, the Compensation Committee considered a number of significant positive developments during 1997 including, among other factors, the acquisition of a controlling interest in Nexell. No cash bonuses were awarded by the Compensation Committee in 1999 related to performance in 1998.

                           THE COMPENSATION COMMITTEE
                              Donald G. Drapkin
                              Richard L. Dunning
                              Eric A. Rose, M.D.
                              Lindsay A. Rosenwald, M.D.

     The above report shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, by any general statement incorporating by reference this Proxy Statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION SUMMARY

     Summary Compensation Table

     The following table sets forth a summary of the compensation for each of the three years ended December 31, 1998 earned by the Company's principal executive officer and by each executive officer whose compensation exceeded $100,000 during 1998:


                                                                                Long-Term
                                                                               Compensation
                                        Annual Compensation                       Awards
                        --------------------------------------------------  ------------------
       Name and
  Principal Position       Year           Salary             Bonus (1)         Options (2)      Other Compensation
----------------------  -----------  -----------------  ------------------  ------------------  ------------------
Richard L. Dunning             1998           $250,000                  --             200,000             $ 8,950 (3)(4)
  President and Chief          1997           $200,000            $120,000                  --             $ 9,090 (3)(4)
  Executive Officer            1996           $134,000            $135,000             800,000             $ 4,500

David A. Jackson,              1998           $200,000                  --             135,000             $ 5,000
  Ph.D                         1997           $175,000            $100,000                  --             $ 3,938
  Vice President,              1996           $ 48,000            $110,000             500,000                  --
  Research &
  Development, Chief
   Scientific Officer

L. William McIntosh            1998           $216,000                  --             525,000             $10,614 (3)(5)
  President and Chief          1997           $ 99,000            $115,000             400,000 (6)              --
  Executive Officer,
  Nexell Therapeutics,
  Inc.

Francis M. O'Connell           1998           $146,000                  --              25,000             $ 4,363 (3)
  Vice President,              1997           $139,000            $ 35,000                  --             $ 3,128 (3)
  Finance and                  1996           $124,000            $ 45,000                  --                  --
  Controller

Alfonso J. Tobia,              1998           $156,000                  --                  --             $ 4,665 (3)
  Ph.D. , Executive            1997           $150,000            $ 35,000                  --             $ 3,375 (3)
  Vice President               1996           $147,000            $ 55,000                  --                  --

________________

 (1) Bonus amounts are shown for the year in which earned and, except for signing bonuses ($40,000 to each of Mr. Dunning and Dr. Jackson in 1996 and to Mr. McIntosh for 1997) were paid in the following year.

 (2) Number of shares of Common Stock purchasable. See Option Grant Table below for exercise prices and expiration dates.

 (3) Includes Company's matching contribution to the named executive's account in the Company's 401(k) retirement plan.

 (4) Amounts shown for 1998 and 1997, respectively, include reimbursement of personal medical and health care insurance in the amount of $6,000.

 (5)  Amount shown includes reimbursement of relocation expenses.

 (6) Options to purchase 190,000 of such shares were cancelled in connection with the executive's appointment as President and Chief Executive Officer of Nexell. See "Executive Compensation, Compensation Summary, Option Repricing."

     Option Grant Table

     The following table sets forth certain information concerning options granted in 1998 to the individuals named in the Summary Compensation Table:








                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                      NUMBER OF                                                 ANNUAL RATES OF STOCK
                       SHARES        % OF TOTAL     EXERCISE                      PRICE APPRECIATION
                     UNDERLYING       OPTIONS        PRICE                         FOR OPTION TERM
                      OPTIONS        GRANTED TO       PER      EXPIRATION          ---------------
    NAME              GRANTED        EMPLOYEES       SHARE        DATE            @5%          @10%
-------------         -------        ---------       -----        ----          --------     --------
Richard L.
  Dunning             200,000           5.3%        $ 1.63       1/15/08        $205,019     $519,560

David A.
  Jackson,            135,000           3.6%        $ 1.63       1/15/08        $138,388     $350,703
  Ph.D.

L. William             90,000           2.4%        $ 1.63       1/15/08        $ 92,259     $230,802
   McIntosh        375,000 (1)          9.9%        $ 1.67        1/1/08        $393,845     $998,081
                    60,000 (1)          1.6%        $0.001        1/1/08        $163,155     $259,832

Francis M.
  O'Connell            25,000           0.7%        $ 1.63       1/15/08        $ 25,627     $ 64,945

___________________

(1) Granted in connection with the executive's appointment as President and Chief Executive Officer of Nexell; concurrently, options to purchase 190,000 shares granted in 1997 were cancelled. See "Executive Compensation, Compensation Summary, Option Repricing."

     Option Exercises and Value Table

     The following table sets forth certain information concerning options exercised during 1998, and the number of unexercised options as at December 31, 1998 held by the individuals named in the Summary Compensation Table:




                                                            NUMBER OF                VALUE OF
                                                           UNEXERCISED              UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY
                          SHARES                        DECEMBER 31, 1998           OPTIONS AT
                       ACQUIRED ON          VALUE       EXERCISABLE(E) /           DECEMBER 31,
NAME                     EXERCISE       REALIZED (1)    UNEXERCISABLE (U)            1998 (1)
----                     --------       --------        -----------------            --------
Richard L. Dunning           --               --              492,677 (U)                  --
                             --               --              507,323 (E)                  --

David A. Jackson             --               --              422,925 (U)                  --
                             --               --              212,075 (E)                  --

L. William McIntosh          --               --              622,500 (U)
                             --               --               52,500 (E)             $65,580
                             --               --               60,000 (U)

Francis M.                   --               --               50,000 (U)             $16,500
  O'Connell                  --               --               75,000 (E)             $49,500

Alfonso J. Tobia,            --               --              150,000 (E)             $60,563
  Ph.D.

_______________
(1) Based upon the $1.094 closing sale price of the Common Stock on The Nasdaq Stock Market on December 31, 1998.

     Option Repricing

     In connection with his employment as Senior Vice President, Business Development and Finance, and Chief Financial Officer in 1997, Mr. McIntosh was granted non-incentive options to purchase 238,000 shares of Common Stock at $1.906 per share, the per share market value on May 1, 1997, the date he accepted the Company's offer of employment, and incentive options to purchase 162,000 shares at $2.469 per share, the per share market value on May 19, 1997, the date he commenced employment. In January 1998 Mr. McIntosh was granted additional non-incentive options to purchase 90,000 shares at $1.625 per share, the per share market value on the date of grant. As a result of such grants, Mr. McIntosh held options to purchase an aggregate of 490,000 shares of Common Stock at a weighted average exercise price of $ 2.04 per share.

     In May 1998, upon Mr. McIntosh's appointment as President and Chief Executive Officer of Nexell (see "Employment Arrangements," below), his option package was restructured. Mr. McIntosh was awarded non-incentive options to purchase (i) 125,000 shares of Nexell's common stock at $5.00 per share (which will automatically convert into non-incentive options to purchase 375,000 shares of the Company's Common Stock at $1.67 per share upon consummation of the Company's acquisition of Baxter's minority interest in Nexell), and (ii) 60,000 shares of the Company's Common Stock at $.001 per share. Concurrently, Mr. McIntosh was required to cancel outstanding options to purchase an aggregate of 190,000 shares of the Company's Common Stock. As a result of the restructuring and after giving effect to the automatic conversion of his options to purchase Nexell's common stock (assuming consummation of the Company's acquisition of Baxter's minority interest in Nexell), Mr. McIntosh would hold options to purchase an aggregate of 735,000 shares of the Company's Common Stock at an average exercise price of $1.59 per share. At the time of the restructuring, the price of the Company's Common Stock was $1.34 per share.

     The following table sets forth certain information concerning the repricing of Mr. McIntosh's options:

                                                                               LENGTH OF
                                                                               ORIGINAL
                            NUMBER OF                                           OPTION
                             SHARES        MARKET       EXERCISE                 TERM
                           UNDERLYING     PRICE AT      PRICE AT      NEW      REMAINING
                 DATE        OPTIONS       TIME OF      TIME OF     EXERCISE   AT DATE OF
   NAME        REPRICED     REPRICED     REPRICING     REPRICING     PRICE     REPRICING
----------     --------     --------     ---------     ---------     -----     ---------
L.              5/28/98       60,000       $1.344        $2.469      $ .001     9 years
William         5/28/98      102,000       $1.344        $2.469      $1.667     9 years
McIntosh        5/28/98       28,000       $1.344        $1.906      $1.667     9 years

EMPLOYMENT ARRANGEMENTS

     Mr. Dunning serves as President and Chief Executive Officer of the Company under a restated employment agreement which provides for a base annual salary of $200,000 and an annual cash bonus based on performance criteria. Mr. Dunning is entitled to four weeks' vacation and to participate in the Company's employee benefit programs. Mr. Dunning's employment may be terminated for cause, or without cause upon 60 days' notice. In the event Mr. Dunning's employment is terminated by the Company without cause, or he terminates his employment following certain actions by the Company (such as a material reduction in Mr. Dunning's duties or a relocation of the Company's principal executive offices), Mr. Dunning would be entitled to a severance payment equal to six months of his base salary, payable in monthly installments. The agreement contains non-competition and confidentiality provisions, and provides that the Company may obtain "key man" life insurance on the life of Mr. Dunning for the Company's benefit.

     Dr. Jackson serves as Vice President - Research and Development and Chief Scientific Officer of the Company under an employment agreement which provides for a base annual salary of $175,000 and an annual cash bonus based on performance criteria. Dr. Jackson is entitled to four weeks' vacation and to participate in the Company's employee benefit programs. Dr. Jackson's employment may be terminated for cause, or without cause upon 60 days' notice. In the event Dr. Jackson's employment is terminated by the Company without cause, or in the event Dr. Jackson terminates his employment following certain actions by the Company (such as a material reduction in his duties or a relocation of the Company's principal executive offices), Dr. Jackson would be entitled to a severance payment equal to twelve months of his base salary, payable in monthly installments. The agreement contains non-competition and confidentiality provisions, and provides that the Company may obtain "key man" life insurance on the life of Dr. Jackson for the Company's benefit.

     Dr. Tobia serves as Senior Vice President of the Company under an employment agreement which provides for a base annual salary of $150,000 and eligibility for a discretionary bonus up to $25,000. Dr. Tobia is eligible to participate in the Company's benefit programs,

     On March 1, 1998 Mr. L. William McIntosh, then Senior Vice President, Business Development and Finance and Chief Financial Officer of the Company, was named the President and CEO of the Company's majority-owned subsidiary, Nexell. In light of his new position, Mr. McIntosh, the Company and Nexell renegotiated Mr. McIntosh's employment arrangement effective as of March 1, 1998. The renegotiated agreement provides for a base annual salary of $225,000, an annual cash bonus based on performance criteria, targeted to be at least 25% of Mr. McIntosh's base compensation, a $25,000 signing bonus and reimbursement of relocation expenses. Mr. McIntosh is entitled to four weeks' vacation and to participate in Nexell's employee benefit programs. Mr. McIntosh's renegotiated employment contract may be terminated by Nexell for cause, or without cause upon 60 days' notice. In the event Mr. McIntosh's employment is terminated by Nexell without cause, or in the event Mr. McIntosh terminates his employment following certain actions by Nexell (such as a material reduction in his duties), Mr. McIntosh would be entitled to a severance payment equal to twelve months of his base salary, payable in monthly installments. The agreement contains non-competition and confidentiality provisions, and provides that Nexell may obtain "key man" life insurance on the life of Mr. McIntosh for Nexell's benefit. See "Summary Compensation - Option Repricing," above.

SECTION 16 PROXY STATEMENT DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their holdings and transactions in the Common Stock with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons timely complied with all applicable Section 16 filing requirements, except that Dr. Lindsay A. Rosenwald was delinquent in reporting the exercise, on August 3, 1998, of certain options to purchase Common Stock, and Paramount Capital Asset Management, Inc., a holder of in excess of five percent of the Common Stock of which Dr. Rosenwald is President and sole shareholder, was delinquent in reporting the open market purchase of 155,000 shares of Common Stock on October 21, 1998.

                             CERTAIN TRANSACTIONS

     In March 1997 the Company entered into a research agreement relating to the discovery, mapping, sequencing and validation of disease-related genes with Columbia University. The agreement provided for VIMRX Genomics, Inc. ("VGI") d/b/a Ventiv BioGroup, a majority-owned subsidiary of the Company, to provide $30 million in funding to the Columbia Genome Center over a 5-year period and for VGI to receive an exclusive license to develop, manufacture, use, sell or market products resulting from any invention, research information and biological materials developed by the Center and funded under the agreement.
VGI sought technology collaborations with pharmaceutical and/or diagnostic companies and solicited equity investments in VGI from potential technology partners and other investors, but was unable to consummate any such transactions on reasonable terms. As a result, VGI attempted to restructure its relationship with Columbia but was unable to agree on the terms of a restructuring. On November 11, 1998 the Company and Columbia entered into a Termination Agreement pursuant to which all further obligations of the Company and VGI to Columbia under the March 1997 research agreement and under the Blood Factor IXai Research Agreement dated March 28, 1997 between Columbia and the Company were terminated, and all claims related thereto released, in consideration of the payment of $900,000 by the Company to Columbia. The Termination Agreement also provided for termination of the licenses granted to VGI and the Company pursuant to the research agreement and the Factor IX agreement and the return to Columbia of all intellectual property delivered to, or developed by, the Company or VGI pursuant to those licenses. Eric A. Rose, M.D., a director of the Company, is a Surgeon-In-Chief at Columbia Presbyterian Medical Center in New York, an affiliate of Columbia, and has served as Chairman of the Department of Surgery at the College of Physicians and Surgeons of Columbia since 1994 and as a Director of the Division of Cardiothoracic Surgery of the Department since 1990. Michael Weiner, M.D., a director of the Company, is the Hettinger Professor of Clinical Pediatrics at Columbia's College of Physicians and Surgeons, Director of Pediatric Oncology, and is an attending physician at Columbia Presbyterian Medical Center.

     On December 24, 1998, the Company purchased an aggregate of 2,500,000 shares of Innovir Laboratories, Inc. Common Stock from the Aries Funds for one cent per share, or a total purchase price of $25,000. Lindsay A. Rosenwald, M.D., a director of the Company, serves as President and is the sole shareholder of the investment manager of the Aries Trust, and serves as President and is the sole shareholder of the general partner of the Aries Limited Partnership.

     In March 1999 the Company terminated its 1996 Non-Employee Director Stock Award Plan under which, in June 1996, it had issued restricted shares of Common Stock to all non-employee directors, other than Mr. Victor W. Schmitt. The restricted shares vested cumulatively at the rate of 25% per year and were subject to a non-lapsing right of first refusal to the Company to repurchase the shares at market value, minus $4.25, in the event the director desired to transfer the shares. In April 1999 the Company changed the terms of the restricted shares by vesting the 50,000 unvested restricted shares held by Mr. Drapkin and the 25,000 unvested restricted shares held by each of Messrs. Fink, Rose, Rosenwald and Weiner and Ms. Robinson and eliminating the Company's right of first refusal.

                      STOCK PRICE PERFORMANCE COMPARISON

     The Stock Price Performance Graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Index") and (ii) an industry peer group index consisting of the NASDAQ Pharmaceutical Index (the "Peer Index"). The Graph assumes $100 was invested on January 1, 1994, in (i) the Company's Common Stock, (ii) the stocks comprising the NASDAQ Index and
(iii) the stocks comprising the Peer Index, and the reinvestment of dividends.

                          [Virmx Graph appears here]

     The graph above shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, by any general statement incorporating by reference this Proxy Statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 PROPOSAL 2 -- APPROVAL OF THE ACQUISITION OF
                     BAXTER'S MINORITY INTEREST IN NEXELL

SUMMARY OF THE TRANSACTION

     The Company currently owns 80.5% of Nexell Therapeutics Inc., its principal business unit, which it acquired through acquisition of certain assets from Baxter in December 1997 in exchange for (1) 11,000,000 shares of Common Stock,
(2) 66,304 shares of Series A Convertible Preferred Stock with a liquidation value of $1,000 per share, (3) 19.5 % of Nexell's outstanding common stock, (4) a warrant to purchase an additional 6% of Nexell's common stock for $6,000,000, and (5) the right to receive payments from Nexell upon the occurrence of certain milestone events, which could aggregate $21,000,000 if all the milestones were achieved. In addition, for $30,000,000 paid to Nexell, Baxter received $30,000,000 principal amount of Nexell's 6 1/2% convertible subordinated debentures convertible into Nexell's common stock upon a public offering of common stock by Nexell.

     The acquisition of Baxter's interests in Nexell, other than its right to milestone payments, is to be effected through an exchange of Baxter's interests in Nexell for an equivalent value of interests directly in the Company (the "Acquisition"). The Company and Baxter have agreed to exchange Baxter's interests in Nexell (common stock, warrant and convertible subordinated debentures, but excluding its right to milestone payments ) for:

     .  3,000,000 shares of Common Stock,

     . an adjustment of the conversion price of the 70,282 outstanding shares of Series A Preferred Stock owned by Baxter from $5.50 per share to $2.75 per share, (the 3,978 share increase from the 66,304 shares originally issued are a result of the dividends payable in kind),

     . a warrant to purchase 5,200,000 shares of Common Stock at a price of $1.15 per share, and

     . approximately $33,000,000 principal amount of 6 1/2% Convertible Subordinated Debentures (replacing the $30,000,000 principal amount of Nexell's 6 1/2% convertible subordinated debentures plus accrued interest through the closing date of the Acquisition) convertible, commencing November 30, 2002, into Common Stock at a conversion price equal to 95% of the average of the closing prices of the Common Stock on the Nasdaq Stock Market for the 30 consecutive trading days preceding the date of conversion.

     Following consummation of the Acquisition, Nexell will be a wholly-owned subsidiary of the Company and Baxter will own outright slightly less than 20% of the Company's Common Stock. Baxter's ownership will increase to approximately 42% of the Common Stock (fully diluted ) upon the automatic conversion of the Series A Preferred Stock into Common Stock on December 17, 2004, assuming Baxter's exercise of its warrant, plus a further indeterminate percentage in the event Baxter converts any portion of the 6 1/2% Convertible Subordinated Debentures.

     The Company approached Baxter in February 1998 to explore the possibility of acquiring Baxter's interests in Nexell, other than Baxter's right to milestone payments, in exchange for increasing Baxter's ownership position in the Company. The parties continued negotiations through the middle of December, 1998, when the principal terms were agreed upon. The parties executed a letter of intent memorializing the transaction on January 12, 1999, and then signed the definitive Acquisition Agreement dated as of February 18, 1999. A copy of the Acquisition Agreement is attached to this Proxy Statement as Annex A.

BUSINESS OF NEXELL

     Nexell is engaged in the development, manufacture, marketing and distribution of specialized instruments, biologicals, reagents, sterile plastics sets and related products used in ex vivo cell research and therapies. Nexell's cell processing instruments are used in combination with biological reagents and other instruments to provide integrated systems for manipulation of cells extracted from patients. Nexell provides cell-processing instruments used in the clinical treatment of disease, principally various forms of cancer.

     Nexell currently markets Isolex(R) Cell Selection systems that consist of automated, sterile path instruments along with companion reagents/biologicals and sterile plastic disposable sets. These systems are used for the positive clinical separation of specific cell populations from blood and bone marrow (positive cell selection). In positive cell selection, a targeted cell population is captured and retained for reinfusion or for further biological manipulation. Nexell offers three versions of the Isolex(R) Cell Selection instrument: the smaller scale Isolex(R) 50 Cell Separator for research use; the clinical scale semi-automated Isolex(R) 300 Cell Separator; and the fully automated Isolex(R) 300i Cell Separator. All three versions are currently marketed for therapeutic and/or research purposes in Europe. As Nexell has not yet received regulatory approval of these instruments for therapeutic purposes in the United States and Japan, sales in such countries are limited to research laboratories and institutions on a cost recovery basis. Nexell has, however, received a letter from the FDA advising that the Isolex(R) 300 and 300i devices are "approvable" for therapeutic use in the United States; the Company anticipates final approval in the near future.

     In addition to the positive selection Isolex(R) Cell Separator, Nexell markets the MaxSep(R) System. The semi-automated MaxSep(R) System is a negative selection system in which undesired cells are removed from a diverse population of cells. The MaxSep(R) System is currently marketed for therapeutic purposes in Europe.

     Nexell also markets various ancillary products that are utilized in the cell processing cycle. These products include the following: Cryocyte(TM) containers used in the freezing of blood components; Lifecell(R) tissue culture flasks which provide a closed system environment for culturing cells; CFU stem cell kits used to measure stem cell colony formation in samples of bone marrow, peripheral blood, cord blood, or selected CD3 cells; the Solution Transfer Pump, an automated, programmable pump for filling bags and splitting cell cultures; and Harvester(TM), a cell collection device used primarily to reduce large cell volumes.

REASONS FOR THE ACQUISITION

     In reaching its decision to effect the Acquisition, the Company's Board of Directors consulted with the Company's legal and financial advisors as well as with the Company's management and considered a number of factors, including the following (the order of presentation does not necessarily reflect their relative significance):

     . The Acquisition will simplify the ownership structure of the Company and its businesses. The Board of Directors believes the market value of the Common Stock is driven almost entirely by the perceived value of Nexell's business, and only to a limited extent by VIMrxyn(R) (hypericin) and the VM301 wound healing agent, the Company's two remaining drug development projects. As long as Nexell is perceived as only partially owned by the Company, the Board believes the price of the Common Stock is likely to be lower than it would be if the Company owned all of Nexell.

     . Easier identification of Nexell in the marketplace, including the stock market. Many constituents of today's economy feel more comfortable dealing with a publicly-traded company. By assuming sole ownership of Nexell and changing the Company's name to Nexell, the Board believes Nexell will achieve increased visibility and credibility in the marketplace for its products.

     . All future upside in Nexell's business will be captured for the Company's stockholders, with no additional future dilution in the ownership of Nexell.

     . As a major stockholder of the Company, Baxter's extensive relationships with major pharmaceutical and biotechnology companies may provide the Company with greater access to the key decision makers of these companies, resulting in additional commercial opportunities for the Company. Further, Baxter's sponsorship of the Company may facilitate financing from outside sources at a time when smaller biotechnology companies, such as the Company, are not viewed favorably by the Wall Street community.

     . The terms and conditions of the Acquisition, which the Board and management view as fair to, and in the best interests of, the Company and its stockholders.

     In addition, on March 18, 1998 U.S. Bancorp Piper Jaffray Inc., the Company's financial advisor, presented to the Board of Directors its written opinion to the effect that, as of such date and based upon and subject to the assumptions, factors and limitations set forth therein, the consideration proposed to be paid by the Company to Baxter in the Acquisition pursuant to the Acquisition Agreement was fair, from a financial point of view, to the Company.

     The Board of Directors also considered a number of potential risks and disadvantages relating to the Acquisition, including the following material risks or material adverse effects on the Company's stockholders (the order of presentation does not necessarily reflect their relative significance):

     . The risk that the Acquisition might not be consummated, and the possible associated implications to investor relations and employee morale.

     . The time, management resources and expenses required to be incurred by the Company in connection with the Acquisition.

     . The possibility that Nexell's business will not prove successful and that the Company's two remaining drug development projects, VIMRxyn(R) and VM301, prove successful.

     The Board believes the potential risks and disadvantages are outweighed by the potential benefits anticipated to be realized from the Acquisition.

     The foregoing discussion of the material factors considered by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition, the Board did not find it practicable to, and did not, quantify or assign any relative or specific weights to the foregoing matters, and individual directors may have deemed different matters more significant than others.

BACKGROUND OF THE ACQUISITION

     The Company approached Baxter in February 1998 to explore the possibility of acquiring Baxter's interests in Nexell, other than Baxter's right to certain milestone payments, in exchange for increasing Baxter's ownership position in the Company. The parties continued negotiations through mid-December 1998, when the financial terms were agreed upon. The parties executed a letter of intent memorializing the transaction on January 12, 1999, and signed the definitive Acquisition Agreement dated as of February 18, 1999.

     The Company originally proposed to value Baxter's equity interest in Nexell at approximately $10,000,000, based upon certain assumed values for the Company's other businesses, which at that time included VIMRX Genomics, a joint venture with Columbia University, which was terminated in the fall of 1998, and Innovir Laboratories, which ceased operations at the end of 1998, as well as the Company's ongoing VIMRxyn(R) and VM301 drug development programs. Baxter was unwilling to accept this valuation and, in July 1998, the Company proposed to value Baxter's Nexell interest at $20,000,000, approximately 20% of the value paid by the Company for the assets of Baxter's Immunotherapy Division that became Nexell in December 1997. In October 1998 Baxter proposed that the parties assume that the Company's 80.5% ownership interest in Nexell constituted 75% of the Company's total value, which would result in a valuation of $19,800,000 for Baxter's 19.5% interest in Nexell based upon the Company's then market capitalization. The Company believes this assumption, while not subject to absolute proof, was equitable to the Company given the concurrent termination of VIMRX Genomics' collaboration with Columbia University and the decision to suspend operations at the Company's Innovir Laboratories subsidiary. Efforts to license or sell Innovir's assets are continuing. As a result, the Company's only remaining drug development programs are VIMRxyn(R) and the VM301 wound healing compound, neither of which is likely to be marketed for several more years, if at all. The combination of the 3,000,000 shares of Common Stock to be issued to Baxter and the adjustment of the conversion price of the Series A Preferred Stock held by Baxter were considered to be equal in value to the assumed valuation of Baxter's 19.5% interest in Nexell at that time. The warrant to be issued to Baxter by the Company was considered to be equal in value to the warrant to acquire an additional 6% of Nexell's common stock for $6,000,000 held by Baxter, and the approximately $33,000,000 principal amount of 6 1/2% Convertible Subordinated Debentures to be issued to Baxter was considered to be equal to the $30,000,000 principal amount of 6 1/2% convertible subordinated debentures of Nexell, plus the accrued interest thereon to the date of closing of the Acquisition, held by Baxter

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     The Company retained US Bancorp Piper Jaffray on January 20, 1999 to render an opinion to its Board of Directors regarding the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company to Baxter pursuant to the Acquisition Agreement.

     On March 18, 1999 US Bancorp Piper Jaffray delivered to the Board of Directors its written opinion (the "US Bancorp Piper Jaffray Opinion") to the effect that, as of the date thereof and based upon and subject to the assumptions, factors and limitations set forth therein, the consideration proposed to be paid by the Company to Baxter in the Acquisition pursuant to the Acquisition Agreement is fair, from a financial point of view, to the Company. A copy of the US Bancorp Piper Jaffray Opinion is attached to this Proxy Statement as Annex B and is incorporated herein by reference. Stockholders are urged to read the US Bancorp Piper Jaffray Opinion in its entirety for a complete description of the assumptions made, matters considered and limits of the review undertaken.

     US Bancorp Piper Jaffray was not requested to and did not make any recommendation to the Board of Directors as to the specific form or amount of the consideration to be paid by the Company in the Acquisition, which was determined through negotiations between the Company and Baxter. US Bancorp Piper Jaffray was not requested to opine as to, and the US Bancorp Piper Jaffray Opinion does not address, the basic business decision to proceed with or effect the Acquisition. The US Bancorp Piper Jaffray Opinion which was delivered to the Board of Directors does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Acquisition.

     In arriving at the US Bancorp Piper Jaffray Opinion, US Bancorp Piper Jaffray undertook such review, analyses and inquiries as they deemed necessary and appropriate under the circumstances. Among other things, US Bancorp Piper Jaffray reviewed: (i) the Acquisition Agreement; (ii) certain public information related to the Company; (iii) certain publicly available financial and securities data of the Company and selected public companies deemed comparable to Nexell; (iv) to the extent publicly available, certain information concerning selected acquisitions deemed comparable to the Acquisition; (v) certain publicly available information relative to Nexell; and (vi) certain internal historical and forecast financial information of Nexell and the Company on a combined and stand-alone basis prepared for financial planning purposes and furnished by the managements of Nexell and the Company. US Bancorp Piper Jaffray engaged in discussions with members of the management of Nexell and the Company concerning the financial condition, current operating results and business outlook for Nexell and the Company on a combined and stand-alone basis. In addition, US Bancorp Piper Jaffray visited the corporate headquarters of the Company and Nexell and reviewed such other financial studies, business plans and analyses provided by the management of Nexell and of the Company and considered such other information as US Bancorp Piper Jaffray deemed appropriate for purposes of the US Bancorp Piper Jaffray Opinion.

     In delivering the US Bancorp Piper Jaffray Opinion to the Board of Directors on March __, 1999, US Bancorp Piper Jaffray prepared and delivered to the Board of Directors certain written materials containing various analyses and other information material to the US Bancorp Piper Jaffray Opinion. The following is a summary of these materials.

     Comparable Public Company Analysis

     US Bancorp Piper Jaffray compared certain financial information and valuation ratios relating to the Company to corresponding data and ratios from a group of selected publicly traded companies deemed comparable to Nexell (Aastrom Biosciences, Inc.; Advanced Tissue Sciences, Inc.; Cell Genesys, Inc.; Genzyme Tissue Repair Corporation; Cerus Corporation; Organogenesis, Inc.; and Transkaryotic Therapies, Inc.). This group was selected from those publicly traded biotechnology companies that are involved in developing therapeutics using cell therapy for large patient populations to treat ailments of the human immune system or as solid tissue therapies. For purposes of its analysis, US Bancorp Piper Jaffray utilized an implied company value (market capitalization plus debt less cash) for Nexell of $____ million and for the Company of $____ million. This analysis produced comparable public company values ranging from $____ million to $____ million, with a mean and median of $____ million and $____ million, respectively. This analysis also produced multiples of selected stock price as a percentage of 52-week high for the comparable public companies ranging from ____% to ____%, with a mean and median of ____% and ____% respectively. Due to the fact that Nexell, the Company and their publicly traded comparable companies are in a development stage of their business cycle, US Bancorp Piper Jaffray did not believe that the analysis of commonly used valuation multiples such as company value to revenue, company value to operating income, market value to tangible common equity and price per shares to earnings per share was appropriate.

     Discounted Cash Flow Analysis

     US Bancorp Piper Jaffray estimated the net present value of the implied future cash flows of Nexell on a stand-alone basis for 1999 through 2004 based upon internal forecast financial information of Nexell prepared for financial planning purposes provided by the managements of Nexell and the Company. US Bancorp Piper Jaffray applied a range of terminal value multiples of forecasted 2004 earnings before interest and taxes of ___x, ___x and ___x and a range of discount rates from ____% to ____%. This analysis yielded a range of estimated present values for Nexell's equity of approximately $____ million to $____ million, compared to $____ million implied in the Acquisition.

     Selected Acquisition Analysis

     Using publicly available information, US Bancorp Piper Jaffray reviewed certain pending and completed mergers and acquisitions from 1994 to present in the biotechnology industry with acquisition values between $50 million and $250 million. Based on its review of the comparable acquisitions, US Bancorp Piper Jaffray derived the range, mean and median of premiums paid or to be paid in the comparable acquisitions to the public market valuation one day, one week and one month before the announcement of the Acquisition. This produced a range premiums for the comparable companies to the one day stock price of (____%) to ____%, with a mean and median of ____% and ____%, respectively; a range of premiums to the one week stock price of (____%) to ____%, with a mean and median of ____% and ____%, respectively; and a range of premiums to the one month stock price of (____%) to ____%, with a mean and median of ____% to ____%, respectively. These premiums were compared to the ____% premium paid in the Acquisition to the implied valuation of Nexell in connection with the acquisition by the Company of an 80.5% interest in Nexell on December 18, 1997.

     No company, acquisition or business used in the Selected Acquisition Analysis as a comparison is identical to Nexell or the Acquisition.
Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in acquisition timing, financial, operation and development stage characteristics and other factors that could affect the Acquisition, public trading and other values of the comparable companies, the comparable acquisitions or the business segment, company or acquisitions to which they are being compared.

     Implied Company Value

     US Bancorp Piper Jaffray also analyzed the implied company value of Nexell by calculating the fully diluted market capitalization of the Company, dividing that product by the Company's fully diluted ownership percentage of Nexell and adding Nexell's net debt. The resulting implied company value for Nexell attributed no value to the Company's assets other than Nexell. Therefore, the net present value of the projected cash flows from the Company's two drug development programs (based on information supplied by the Company's management) were subtracted from the implied company value of Nexell calculated as set forth above to arrive at a range of implied valuations of Nexell. This analysis produced a range of implied company values for Nexell from $____ million to $____ million.

     In reaching its conclusion as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company to Baxter in the Acquisition pursuant to the Acquisition Agreement and in its presentation to the Board of Directors, US Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of a given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. US Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the process underlying its opinion. The analyses of US Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or acquisition used in any comparable analyses as a comparison is identical to Nexell, the Company or the Acquisition. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning, among other things, differences in financial, operating and development stage characteristics of the comparable companies and other factors that could affect the public trading values of the comparable companies to which Nexell and the Company were compared.

     For purposes of the US Bancorp Piper Jaffray Opinion, US Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information that was publicly available or was provided to US Bancorp Piper Jaffray by Nexell and the Company, or otherwise made available to US Bancorp Piper Jaffray, and have not assumed responsibility or liability for the independent verification of such information. US Bancorp Piper Jaffray relied upon the assurances of the management of Nexell and the Company that the information provided to it by Nexell and the Company has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to US Bancorp Piper

Jaffray incomplete or misleading. Financial planning data was prepared by Nexell and the Company based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and actual results could vary significantly from those set forth in such financial planning data. US Bancorp Piper Jaffray has assumed no liability for such financial planning data.

     In arriving at its opinion, US Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Nexell or the Company, and was not furnished with any such appraisals or valuations. US Bancorp Piper Jaffray expressed no opinion regarding the liquidation value of any entity. No limitations were imposed by the Company on the scope of US Bancorp Piper Jaffray's investigation or the procedures to be followed in rendering its opinion. US Bancorp Piper Jaffray expressed no opinion as to the price at which shares of the Company Common Stock have traded or may trade at any future time. The US Bancorp Piper Jaffray Opinion is based upon information available to US Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the US Bancorp Piper Jaffray Opinion. Events occurring after such date could materially affect the assumptions used in preparing the US Bancorp Piper Jaffray Opinion.

      US Bancorp Piper Jaffray is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Board of Directors selected US Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the biotechnology industry. In the ordinary course of its business, US Bancorp Piper Jaffray and its affiliates may actively trade securities of the Company and Baxter for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities.

     In connection with the engagement of US Bancorp Piper Jaffray and the rendering of its opinion to the Company, the Company paid US Bancorp Piper Jaffray a retention fee of $50,000 upon execution of the engagement letter dated January 20, 1999, and agreed to pay US Bancorp Piper Jaffray fees of $75,000 upon first presenting a fairness opinion to the Board of Directors and $75,000 upon the delivery of the US Bancorp Piper Jaffray Opinion. In addition, the Company has agreed to reimburse US Bancorp Piper Jaffray for its reasonable out-of-pocket expenses, including the fees and disbursements of counsel. These fees were not contingent upon the consummation of the Acquisition. The Company has agreed to indemnify US Bancorp Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of US Bancorp Piper Jaffray by the Company.

ACCOUNTING TREATMENT

     The Acquisition will be accounted for as a purchase of assets by the Company.

     Unaudited Pro Forma Condensed Combined Financial Information of the Company giving effect to the Acquisition is attached as Annex C to this Proxy Statement.

TERMS OF THE ACQUISITION

     The Company and Baxter have agreed to exchange Baxter's interests in Nexell (common stock, warrant and convertible subordinated debentures, but excluding its right to certain milestone payments) for (i) 3,000,000 shares of Common Stock, (ii) the adjustment of the conversion price of the 70,282 shares of Series A Preferred Stock, liquidation value $1,000 per share, owned by Baxter from $5.50 per share to $2.75 per share, (iii) a seven year warrant to purchase 5,200,000 shares of Common Stock at a price of $1.15 per share (the "Warrant"), and (iii) approximately $33,000,000 principal amount of 6 1/2% Convertible Subordinated Debentures. Under certain circumstances, believed by the Company as unlikely to occur, the number of shares of Common Stock to be issued to Baxter may be decreased and additional shares of Series A Preferred Stock may be issued in lieu thereof.

     The Series A Preferred Stock

     On December 17, 1997, the Company issued 66,304 shares of Series A Preferred Stock with a liquidation value of $1,000 per share to Baxter as part of the payment by the Company for the assets of Baxter's Immunotherapy Division, which business is now conducted through Nexell. The Series A Preferred Stock bears a 6% annual dividend which is payable in the form of additional shares of Series A Preferred Stock. Baxter currently holds 70,282 shares of Series A Preferred Stock as a result of such dividend payments.

     The only feature of the Series A Preferred Stock to be changed pursuant to the Acquisition Agreement is the price at which the Series A Preferred Stock is convertible into shares of Common Stock. When originally issued in 1997, the conversion price of the Series A Preferred Stock was to be set at the highest average closing bid price of the Common Stock for any sixty consecutive day period between December 17, 1997 and June 17, 1999, but in no event less than $5.50 per share or greater than $7.50 per share. Based on the performance of the Common Stock since December 17, 1997, it is unlikely that the conversion price would be fixed at a price other than $5.50 per share. Rather than issue additional shares of Common Stock to Baxter to arrive at the agreed upon value for Baxter's 19.5% common stock interest in Nexell, the Company and Baxter agreed to reduce the conversion price of the Series A Preferred Stock to $2.75 per share and to eliminate certain anti-dilution provisions.

     The Series A Preferred Stock will automatically convert into Common Stock on December 17, 2004. Accordingly, if Baxter does not convert any shares prior to such date, on December 17, 2004, it would own 99,697 shares of Series A Preferred Stock as a result of the additional shares of Series A Preferred Stock issued in payment of the 6% annual dividend payable; such 99,697 shares would automatically convert into 36,253,345 shares of Common Stock on such date.

     The Warrant

     The Warrant entitles Baxter to purchase up to 5,200,000 shares of Common Stock at any time for a period of seven years from the closing date of the Acquisition at a purchase price of $1.15 per share. The Warrant is intended to represent the equivalent value of Baxter's warrant to purchase 6% of Nexell's common stock that Baxter is exchanging for the Warrant.

     The 6 1/2% Convertible Subordinated Debentures

     The 6 1/2% Convertible Subordinated Debentures bear interest at 6 1/2% per annum and are due November 30, 2004. Interest accrues until November 30, 2002 and, together with one-third of the outstanding principal, is payable annually starting November 30, 2002. There are two Debentures, one in the principal amount of approximately $22,000,000 and the other in the principal amount of approximately $11,000,000, which are identical, except that the $22,000,000 Debenture is convertible into Common Stock commencing November 30, 2002 at the discretion of Baxter, while the $11,000,000 Debenture is convertible only with the permission of the Company. Subject to this distinction, the Debentures are convertible into shares of Common Stock at any time on or after November 30, 2002 at a conversion price equal to 95% of the average of the closing prices for the Common Stock on the Nasdaq Stock Market for the 30 consecutive trading days prior to the conversion date. The balance of the $22,000,000 Debenture then outstanding (estimated at approximately $7,500,000 if all scheduled principal payments have been made) will automatically convert into Common Stock on November 30, 2004.

     The issuance of the 6 1/2% Convertible Subordinated Debentures by the Company to Baxter in exchange for Nexell's 6 1/2% convertible subordinated debentures will not have any net effect on the Company's balance sheet or reported net worth as such Nexell debentures have been consolidated in the Company's financial statements.

     Registration Rights

     Baxter has certain rights to require Nexell to register for resale by Baxter the Nexell common stock issuable upon exercise of Baxter's warrant to acquire 6% of Nexell and upon conversion of the $30,000,000 principal amount of Nexell's 6 1/2% convertible subordinated debentures held by Baxter, and to require the Company to register for resale by Baxter the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Under the Acquisition Agreement, the Company has agreed to extend such registration rights to the shares issuable upon exercise of the Warrant and upon conversion of the 6 1/2% Convertible Subordinated Debentures. Such registration rights entitle Baxter to require the Company to register for resale in an underwritten offering the Common Stock owned by Baxter, whether owned presently, issued upon conversion of the Series A Preferred Stock, issued upon exercise of the Warrant, or issued upon conversion of the 6 1/2% Convertible Subordinated Debentures. Baxter also has certain rights to require the Company to register for resale such Common Stock in the event the Company decides to register shares of its Common Stock (other than pursuant to a registration on Form S-4 or S-8 or any successor forms) for the Company's account for cash in a firm underwritten offering, subject to limitation by the underwriter's representative.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Baxter has warranted to the Company that it is the sole and exclusive beneficial and legal owner of all of the Nexell securities being exchanged with the Company and that it has good title to, and the absolute right to sell and transfer, such securities to the Company, free and clear of all encumbrances created by Baxter.

     The Company has warranted to Baxter that, as of the closing date of the Acquisition (the "Closing Date"), it will be in good standing in the State of Delaware and in any other state where it is required to be qualified to do business; that, subject to stockholder approval, it is duly authorized to execute the Acquisition Agreement and to perform its various obligations thereunder, including the issuance of the 3,000,000 shares of Common Stock, the Warrant, the adjustment of the conversion price of the Series A Preferred Stock and the issuance of the 6 1/2% Convertible Subordinated Debentures. The Company has also warranted to Baxter that since the date of the last quarterly report filed with the SEC, the Company has not become aware of any fact which (i) would make the statements of the Company contained in the Acquisition Agreement or in the SEC reports filed with the SEC materially misleading; (ii) has had, or would reasonably be expected to have, a material adverse effect on the Company; or
(iii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Acquisition Agreement.

CONDITIONS TO CONSUMMATION OF THE ACQUISITION

     The obligations of the Company to consummate the Acquisition are subject to the following conditions:

     . All representations and warranties of Baxter contained in the Acquisition Agreement shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     . Baxter shall, in all material respects, have performed and complied with all of the covenants and agreements required by or pursuant to the Acquisition Agreement to be performed or complied with by it on or prior to the Closing Date.

     . The Board of Directors of the Company shall have received a fairness opinion by US Bancorp Piper Jaffray, in form and substance satisfactory to the Board, as to the fairness of the Acquisition to the Company.

     The obligations of Baxter to consummate the Acquisition are subject to the following conditions:

     . All representations and warranties of the Company and Nexell contained in the Acquisition Agreement shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     . The Company and Nexell shall, in all material respects, have performed and complied with all of the covenants and agreements required by or pursuant to the Acquisition Agreement to be performed or complied with by them on or prior to the Closing Date.

     . There has not been, and no facts or circumstances exist as of the Closing Date that would be reasonably likely to cause, any material adverse change in either the Company's or Nexell's financial condition, operating results or business prospects.

     . The Company shall have assumed all outstanding options under Nexell's 1998 Non-Incentive Stock Option Plan.

     . Nexell shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing its name to "Nexell of California, Inc."

     . The Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing its name to "Nexell Therapeutics Inc." and changing the conversion price of its Series A

        Preferred Stock to $2.75 per share. This condition requires that Proposal 3 - Approval of Amendments to the Certificate of Incorporation, be approved by the Company's stockholders.

     The respective obligations of the Company and Baxter to consummate the Acquisition are subject to the following conditions:

     . The Acquisition Agreement and the transactions and actions contemplated therein shall have been approved and adopted by the requisite vote of the Company's stockholders in accordance with applicable Delaware law and the rules and regulations of Nasdaq.

     . All other consents, approvals or orders of any governmental authority, the granting of which is required for the lawful consummation of the Acquisition shall have been obtained, and all other waiting and notification periods specified under applicable law, the termination or expiration of which is necessary for such consummation, shall have been terminated or shall have expired.

     . No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity shall be in effect, having the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition, and no actions, suits, claims, proceedings or investigations shall be instituted by any governmental entity which seeks to prevent consummation of the Acquisition or seeks material damages in connection with the transactions contemplated thereby which continues to be outstanding.

COVENANTS OF THE PARTIES

     Baxter has agreed that, prior to the Closing Date, it shall not sell, transfer or otherwise dispose of any of the Nexell securities to be exchanged with the Company; nor mortgage, pledge or otherwise subject any of such Nexell securities to any encumbrance, except for encumbrances arising by operation of law and not due to any action or inaction on the part of Baxter; nor to take any action inconsistent with the consummation of the Acquisition Agreement and the transactions contemplated thereunder.

     The Company has agreed that, prior to the Closing Date, it shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation; continue to operate, in all material respects, in the ordinary course of business; not take any action inconsistent with the consummation of the Acquisition Agreement and the transactions contemplated thereunder; use its best efforts to maintain and preserve satisfactory relationships with suppliers, contractors, customers, creditors and others with which it has a business relationship; duly and promptly call, give notice of, convene and hold a meeting of the Company's stockholders for the purpose of considering and taking action upon the Acquisition Agreement and all transactions and actions contemplated therein requiring approval by the Company's stockholders; assume all outstanding options under Nexell's 1998 Non-Incentive Stock Option Plan; cause Nexell to file with the Secretary of State for the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to change its name to "Nexell of California, Inc."; and subject to the approval of the Company's stockholders, file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to change its name to "Nexell Therapeutics Inc." and to change the conversion price of the Series A Preferred Stock to $2.75 per share.

     If the Acquisition is consummated, the Company has agreed with Baxter that it will not, and will not allow Nexell, either directly or indirectly, without the prior written consent of Baxter so long as Baxter owns three percent (3%) or more of the issued and outstanding capital stock of the Company, to (i) sell, transfer or otherwise dispose of all or substantially all of the operating assets of Nexell, (ii) issue, sell, transfer or otherwise dispose of any securities of Nexell, or (iii) permit a merger or consolidation involving Nexell where immediately following such merger or consolidation Nexell shall not be the surviving entity, the Company shall cease to own 100% of any securities of Nexell, and the Company shall cease to possess 100% of the voting interest in Nexell.

     If the Acquisition is consummated, the Company has also agreed with Baxter that, in the event any of the 6 1/2% Convertible Subordinated Debentures would be convertible into a number of shares of Common Stock in excess of the authorized number of shares of Common Stock as then stated in its Certificate of Incorporation, the Company shall use its best efforts, without demand by Baxter, to obtain approval of the Company's stockholders to any amendments to its Certificate of Incorporation required to increase its authorized shares of Common Stock to such amount as shall be required to issue authorized shares of Common Stock upon any such conversion. Proposal No. 3 - Authorization of Amendments to the Certificate of Incorporation, including an increase in the number of authorized shares of Common Stock to 160,000,000 is partially a result of the Company's effort to comply with this covenant.

     If the Acquisition is consummated, the Company has further agreed with Baxter that it will not, either directly or indirectly, without the prior written consent of Baxter, purchase, redeem or otherwise acquire any outstanding shares of Common Stock where, immediately following such purchase, redemption or acquisition, Baxter would own 20% or more of the issued and outstanding Common Stock, unless immediately prior to such purchase, redemption or other acquisition, Baxter already owned 20% or more of the issued and outstanding Common Stock.

TERMINATION

     The Acquisition Agreement may be terminated at any time prior to the Closing Date.

     .  by mutual consent of Baxter, the Company and Nexell;

     . by the Company, if (i) there has been a material misrepresentation or breach on the part of Baxter with respect to any representation or warranty of Baxter set forth in the Acquisition Agreement, or (ii) there has been any material failure on the part of Baxter to comply with any of its obligations or to perform any of its covenants under the Acquisition Agreement, which failure, if capable of remedy, has not been remedied within 15 days of receipt by Baxter of notice thereof, or (iii) any of the conditions to be met by Baxter shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of the Acquisition Agreement by the Company or Nexell) and the fulfillment thereof shall not have been waived by the Company; or

     . by Baxter, if (i) there has been a material misrepresentation or breach on the part of the Company or Nexell with respect to any of their respective representations or warranties set forth in the Acquisition Agreement, or (ii) there has been any material failure on the part of the Company or Nexell to comply with any of their respective obligations or to perform any of their respective covenants under the Acquisition Agreement, which failure, if capable of remedy, has not been remedied within 15 days of receipt by the Company or Nexell, as appropriate, of notice thereof, or (iii) any of the conditions to be met by the Company or Nexell shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of the Acquisition Agreement by Baxter) and the fulfillment thereof shall not have been waived by Baxter.

     In the event of a termination of the Acquisition Agreement as provided therein, the Acquisition Agreement shall forthwith terminate and there shall be no liability on the part of Baxter, the Company or Nexell, except for liability arising from a breach thereof.

CLOSING OF THE ACQUISITION

     The Acquisition is expected to close within thirty days of the receipt of stockholder approval of the Acquisition and the Amendments to the Certificate of Incorporation at the Annual Meeting.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

     In considering the recommendation of the Board of Directors with respect to the Acquisition, the Company's stockholders should be aware that Baxter is already the single largest stockholder of the Company and that Baxter has one representative on the Company's Board of Directors, Victor Schmitt. Mr. Schmitt, who abstained from voting on approval of the Acquisition in his capacity as a director of the Company, is President-Venture Management of Baxter. The Board of Directors recognized these interests and took these interests into account in approving the Acquisition and the transactions contemplated thereby.

ASSUMPTION OF NEXELL STOCK OPTIONS

     At the closing of the Acquisition, each unexpired and unexercised option to purchase Nexell's common stock issued pursuant to Nexell's 1998 Non-Incentive Stock Option Plan for Directors, Employees and Consultants will automatically be converted into an option to purchase Common Stock at the rate of three shares of Common Stock at a price of $1.67 per share for each Nexell share purchasable (all Nexell options provided for a purchase price of $5.00 per Nexell share). The Nexell Option Plan, which was approved by the Company's stockholders at the Annual Meeting of Stockholders held on June 23, 1998, anticipated that Nexell might become a wholly-owned subsidiary of the Company and provided for such automatic conversion.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Unaudited Pro Forma Condensed Combined Financial Information of the Company giving effect to the Acquisition is attached as Annex C to this Proxy Statement.

REQUIRED VOTE

     Approval of the Acquisition will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares (and abstentions) will not be included in the vote totals, and therefore will have no effect on the approval of the Acquisition. Unless marked to the contrary, proxies received will be voted FOR approval of the Acquisition.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE ACQUISITION AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ACQUISITION.

                  PROPOSAL 3 -- APPROVAL OF AMENDMENTS TO THE
                         CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted, subject to approval by the stockholders, amendments to the Company's Certificate of Incorporation, in substantially the form attached as Annex D to this Proxy Statement, which would

     .  change the name of the Company to "Nexell Therapeutics Inc."

     . change the terms of the Series A Cumulative Convertible Preferred Stock, all of which is held by Baxter, by altering the conversion terms and modifying other terms in order to comply with the closing conditions of the Acquisition.

     . increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.

CHANGING THE COMPANY'S NAME TO "NEXELL THERAPEUTICS INC."

     The Board has made the strategic business decision to change the Company's name to Nexell Therapeutics Inc., the current name of its majority-owned subsidiary and principal business unit. Over the past three years, the Company's core business has changed from hypericin to cell therapy and the Board believes the name "Nexell Therapeutics" more clearly reflects the major focus of its business and that the change of name is appropriate and in the Company's best interest.

CHANGING THE TERMS OF THE SERIES A PREFERRED STOCK.

     A principal condition to the closing of the Acquisition is a change to the terms of the Series A Preferred Stock through an amendment to the Certificate of Incorporation to

     . fix the conversion price of the Series A Preferred Stock at $2.75 per share. The Certificate of Incorporation currently provides that the conversion price will be set in July 1999 based on the market price of the Common Stock at that time, subject to a maximum conversion price of $7.50 per share and a minimum conversion price of $5.50 per share.

     . eliminate the anti-dilution provision reducing the conversion price of the Series A Preferred Stock in the event the Company were to issue Common Stock, or securities convertible into Common Stock, prior to June 17, 1999 at a price below the conversion price then in effect.

     . effect certain non-substantive grammatical changes, such as substituting actual dates for phrases describing such dates.

     For a further description of the terms of the Series A Preferred Stock, see "Proposal 2 - Approval of the Acquisition of Baxter's Minority Interest in Nexell - Terms of the Acquisition -The Series A Preferred Stock".

INCREASING THE AUTHORIZED CAPITAL STOCK AND AUTHORIZING "BLANK CHECK" PREFERRED STOCK

     The Certificate of Incorporation presently authorizes the issuance of up to 120,000,000 shares of Common Stock, $.001 par value, and 150,000 shares of Series A Preferred Stock.

     Following consummation of the Acquisition, the Company will have approximately 73,000,000 shares of Common Stock issued and outstanding and will have undertaken to reserve an aggregate of approximately 65,000,000 shares for issuance

     . upon conversion of the Series A Preferred Stock (approximately 36,253,345 shares, assuming no conversions prior to December 17, 2004, the date the Series A Preferred Stock automatically converts into Common Stock),

     . upon exercise of stock options (9,836,000 shares, assuming approval of the 1,000,000 share increase in the number of shares under the 1997 Incentive and Non-Incentive Stock Option Plan),

     .  upon exercise of the Warrant (5,200,000 shares),

     .  upon exercise of other warrants (2,568,333 shares), and

     . upon conversion of the 6 1/2% Convertible Subordinated Debentures (an indefinite amount as the Debentures are convertible at a conversion price equal to 95% of the average of the closing prices on the Nasdaq Stock Market for the 30 consecutive trading days prior to the conversion date), approximately 11,500,000 shares of

        Common Stock, assuming a market price of $3.00 on November 30, 2002, the date the Debentures are initially convertible.

     Accordingly, the Company will require a minimum of approximately 138,000,000 shares of Common Stock to be authorized in order to meet its obligations, an amount in excess of the 120,000,000 shares presently authorized.

     In addition to increasing the authorized Common Stock from 120,000,000 shares to 160,000,000 shares, the Amendments authorize the creation of 1,000,000 shares of preferred stock. The newly authorized class of preferred stock will provide the Board with the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock and to establish and designate the classes, series, voting powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations and restrictions with respect of such shares as the Board, in its sole discretion, may determine.

     The rights, preferences, privileges, and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or could adversely affect the rights and powers, including voting rights, of holders of Common Stock.

     The existence of the preferred stock and the power of the Board to set the terms and issue a series of preferred stock at any time, without stockholder approval, could also have certain anti-takeover effects by making the Company a less attractive target for a "hostile" takeover bid.

     Although the Board has no present plans to issue any additional shares of Common Stock or preferred stock, it believes it is desirable to have additional shares of Common Stock and the preferred stock authorized and available for financing transactions, acquisitions and other corporate purposes. Having such authorized shares available for issuance in the future would provide the Company with flexibility in financings, acquisitions and other transactions by allowing the shares to be issued without the expense and delay of a special stockholders' meeting.

REQUIRED VOTE

     Approval of the Amendments to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock (___________ shares of the __________ shares outstanding) and by the holders of a majority of the outstanding shares of the Series A Preferred Stock. Baxter, the holder of all of the outstanding shares of the Series A Preferred Stock, has advised the Company that it intends to vote FOR the Amendments. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares (and abstentions) will have the effect of a vote against the Amendments since the affirmative vote of a majority of the issued and outstanding shares is required for approval of this proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the Amendments.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

             PROPOSAL 4 --APPROVAL OF AMENDMENT TO 1997 INCENTIVE
                      AND NON-INCENTIVE STOCK OPTION PLAN

GENERAL

       Under the Company's 1997 Incentive and Non-Incentive Stock Option Plan, as amended, approved by stockholders in 1997, an aggregate of 2,000,000 shares are reserved for issuance upon exercise of options thereunder. Under the 1997 Plan, incentive stock options, as defined in section 422 of the Internal Revenue Code (the "Code"), may be granted to employees and non-incentive stock options may be granted to employees, directors and other persons as the Stock Option Committee appointed by the Board of Directors determines will contribute to the Company's success, at exercise prices equal to at least 100% (with respect to incentive stock options) and at least 50% (with respect to non-incentive stock options) of the fair market value of the Common Stock on the date of grant. In addition to selecting the optionees, the Committee determines the number of shares of Common Stock subject to each option, the term of each non-incentive stock option, the time or times when the non-incentive stock option becomes exercisable, and otherwise administers the 1997 Plan. Options are granted for a term determined by the Committee, not to exceed ten years, and are exercisable on terms and conditions determined by the Committee. Generally, options granted under the 1997 Plan may not be exercised more than three months following termination of employment or engagement, except terminations by reason of death or disability, in which case such options may be exercised for one year following such event. However, the Committee may in its discretion extend the time required to exercise non-incentive options for up to ten years after the date of grant.

     The purpose of the 1997 Plan is to further the growth and development of the Company by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of its Common Stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability to its service. Approximately 12 employees of the Company, 100 employees of Nexell and an indeterminate number of consultants and others are eligible to participate in the 1997 Plan.

     As of the Record Date, options to purchase an aggregate of 725,600 shares of Common Stock had been granted and were outstanding under the 1997 Plan, 1,274,400 shares were available for future grants thereunder and 321,250 shares were available under other plans. Management proposes to amend the 1997 Plan to make an additional 1,000,000 shares available for issuance thereunder in order to accommodate the Company's anticipated continuing growth.

FEDERAL INCOME TAX CONSEQUENCES

     The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the 1997 Plan. Also, the specific state tax consequences to each participant under the Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant. Accordingly, participants should consult with their own tax advisors.

     Incentive Stock Options

     No taxable income is recognized by the optionee upon the grant of an incentive stock option. Further, no taxable income will be recognized by the optionee upon exercise of an incentive stock option and no expense deduction will be available to the Company, provided the optionee holds the shares acquired upon such exercise for at least two years from the date of grant of the option and for at least one year from the date of exercise. Any gain on the subsequent sale of the shares will be considered long-term capital gain provided the two-year and one-year holding periods are met. The gain recognized upon the sale of the shares is equal to the excess of the amount realized upon the sale (usually the selling price of the shares) over the exercise price. Therefore, the net federal income tax effect on an optionee fulfilling the foregoing holding requirements is to defer, until the shares are sold, taxation of any increase in the value of the shares from the exercise price and to treat such gain, at the time of sale, as capital gain rather than ordinary income.
However, in general, if the optionee sells the shares within two years from the date of the option grant or within one year from the date of exercise (referred to as a "disqualifying disposition,") the optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of any gain recognized on a disqualifying disposition will be long-term or short-term
capital gain depending upon the holding period of the optioned shares.   The
special two-year and one-year holding periods for incentive options do not apply to option shares which are disposed of by the optionee's estate or a person who acquired such shares by reason of the death of the optionee.

     An employee may be subject to an alternative minimum tax upon exercise of an incentive stock option since the excess of the fair market value of the shares purchased at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the shares are disposed of in the same year that the option was exercised.

     Non-Incentive Stock Options

     As in the case of incentive stock options, the grant of a non-incentive stock option will not result in any taxable income to the optionee. However, the tax treatment upon exercise of non-incentive stock options is different. Generally, the optionee will recognize ordinary income when the option is exercised in the amount by which the fair market value of the shares acquired upon exercise of the option on the date of exercise exceeds the exercise price and the Company will be entitled to a corresponding business expense deduction. The income recognized by the optionee is compensation income subject to income tax withholding by the Company.

     The fair market value of the shares on the date of exercise will constitute the tax basis of the shares for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares have been held for the requisite holding period (more than twelve months at the date of this Proxy Statement).

     Section 162(m) of the Code

     Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of its four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated, and shareholder and Board approval of the plan is obtained. The 1997 Plan is designed to comply with such performance-based criteria, except that non-qualified stock options granted with an exercise price less than the fair market value of the Common Stock on the date of grant will not meet such performance-based criteria and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in
Section 162(m) of the Code.

     At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20% (10% for individuals in the 15% bracket), while items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%.

REQUIRED VOTE

     Approval of the amendment to the 1997 Plan requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares (and abstentions) will not be included in the vote totals, and therefore will have no effect on approval of the amendment to the1997 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the 1997 Plan.

     The Board of Directors recommends that stockholders vote FOR approval of the amendment to the 1997 Plan.

                 PROPOSAL 5 -- RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has re-appointed KPMG LLP as independent auditors for the year ending December 31, 1999. KPMG audited the Company's financial statements in fiscal 1998 and 1997.

     Prior to fiscal year 1997, the independent auditors of the Company had been Richard A. Eisner & Company, LLP, who were replaced upon recommendation of the Audit Committee on May 15, 1997. At no time did any report on the financial statements of the Company by Richard A. Eisner & Company, LLP contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. The decision to change accountants was occasioned by developments in 1996 and early 1997, and not by any disagreement or advice given on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In particular, in light of the acquisition by the Company of a controlling interest in Innovir Laboratories, Inc., the Audit Committee concluded in 1997 that it would be most efficient and in the best interests of both Innovir and the Company for the same auditors to audit both companies. The Company solicited proposals from four auditing firms, including Richard A. Eisner & Company, LLP. KPMG LLP was chosen as a result of this process, and was engaged by the Company as its principal auditors on May 15, 1997.

     It is anticipated that a representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if he or she so desires.

REQUIRED VOTE

     Ratification of the appointment of KPMG LLP as independent auditors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares (and abstentions) will not be included in the vote totals, and therefore will have no effect on the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KPMG LLP as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                OTHER BUSINESS

     Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Stockholders must be received by the Company at its principal office by January 30, 2000.



     Dated: April __, 1999

                                     PROXY

                          VIMRX PHARMACEUTICALS INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald G. Drapkin and Richard L. Dunning, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of VIMRX Pharmaceuticals Inc. on May 25, 1999, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. Please complete, date and sign on the reverse side and mail in the enclosed envelope.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3), (4),
(5) AND (6) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING:

     (1) Election of four (4) directors: Nominees:  Donald G. Drapkin
                                         --------   Richard L. Dunning
                                                    Eric A. Rose, M.D.
                                                    Victor W. Schmitt



                        [ ] FOR           [ ] WITHHELD

               For, except withheld from the following nominees:

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------

     (2) To approve the acquisition of the minority interest of Baxter Healthcare Corporation in Nexell Therapeutics Inc.,

            [ ] FOR            [ ] WITHHELD             [ ] ABSTAIN

     (3) To approve amendments to the Certificate of Incorporation of the Company which would:

         .  change the Company's name to "Nexell Therapeutics Inc.";

         . change the terms of the Company's Series A Cumulative Convertible Preferred Stock, all of which is held by Baxter, by altering the conversion terms and modifying other terms in order to comply with the closing conditions of the Company's acquisition of Baxter's interest in Nexell; and

         . increase the authorized capital stock from 120,150,000 shares to 161,150,000 shares, of which 1,000,000 shares will be a newly authorized class of "blank check" preferred stock.


            [ ] FOR            [ ] WITHHELD             [ ] ABSTAIN


     (4) To approve an amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan to increase the number of shares of Common Stock issuable under the Plan from 2,000,000 shares to 3,000,000 shares.


            [ ] FOR            [ ] WITHHELD             [ ] ABSTAIN


     (5) To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 1999.


            [ ] FOR            [ ] WITHHELD             [ ] ABSTAIN


     (6) Upon any and all other business that may come before the Annual
     Meeting.

         Check here if you plan to attend the Annual Meeting of Stockholders.[ ]

         This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3), (4), (5) and (6) unless the stockholder specifies otherwise, in which case it will be voted as specified.

SIGNATURE(S):

_________________________________________________________  DATE:  ____________

Note: Executors, Administrations, Trustees, Etc. should give full title.

                                                                         ANNEX A


                             ACQUISITION AGREEMENT
                             ---------------------

        ACQUISITION AGREEMENT ("Agreement"), made this 18th day of February, 1999, by and among BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter"), VIMRx PHARMACEUTICALS INC., a Delaware corporation with offices at 2751 Centerville Road, Suite 210, Wilmington, Delaware 19808 ("VIMRx") and NEXELL THERAPEUTICS INC. (f/k/a BIT ACQUISITION CORP.), a Delaware corporation with offices at 9 Parker, Irvine, California 92518 ("Nexell").

        WHEREAS, pursuant to an Asset Purchase Agreement, dated as of October 10, 1997, by and among Baxter, VIMRx and Nexell (the "Asset Purchase Agreement"), Baxter, VIMRx and Nexell agreed to enter certain transactions whereby, among other things, certain assets from the Immunotherapy Division of Baxter's Biotech Business Group were acquired by Nexell, a then wholly-owned subsidiary of VIMRx, in exchange for Baxter's acquisition of certain securities of VIMRx and Nexell (the "Original Transactions"); and

        WHEREAS, the Original Transactions were consummated as of December 17, 1997; and

        WHEREAS, Baxter now desires to have VIMRx acquire, and VIMRx now desires to acquire, Baxter's entire interest in Nexell, in exchange for Baxter's acquisition of additional VIMRx Common Stock (as hereinafter defined) and certain other securities of VIMRx; and

        WHEREAS, upon VIMRx's acquisition of Baxter's interest in Nexell in accordance with the terms and conditions hereof, Nexell would become a wholly-owned subsidiary of VIMRx; and

        WHEREAS, the parties hereto wish to set forth their agreement with respect to the purchase and the sale of such securities; and

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

        1. Definitions and Interpretation
           ------------------------------

        1.1 Definitions. Capitalized terms used herein shall have the following
            -----------
    meanings:

        "Acquired VIMRx Securities" shall mean the VIMRx Common Stock, VIMRx Preferred Stock (if any), VIMRx Warrant and VIMRx Convertible Debentures to be acquired by Baxter pursuant to Section 2.2 hereof.

        "Affiliate" shall mean, with respect to any party hereto, any entity (i) which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the party hereto or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party hereto or any of such party's Subsidiaries.

        "Agreement" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Asset Purchase Agreement" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Authority" shall mean any federal, state, municipal, foreign or other government or governmental department, commission, board, bureau, agency or instrumentality.

        "Baxter" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Baxter Shares" shall have the meaning assigned thereto in Section 2.2(B) hereof.

        "Closing Date" shall have the meaning assigned thereto in Section 2.5 hereof.

        "Closing" shall have the meaning assigned thereto in Section 2.5 hereof.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

        "Conversion VIMRx Securities" shall mean any VIMRx Common Stock issuable upon conversion or exercise of the Acquired VIMRx Securities other than the VIMRx Common Stock to be acquired by Baxter pursuant to Section 2.2(A) hereof.

        "Encumbrance" shall mean collectively all liens, charges, security interests, encumbrances or claims of every kind or nature whatsoever, whether legal or equitable.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Nasdaq" shall mean the Nasdaq Stock Market.

        "Nexell" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Nexell Common Stock" shall mean the common stock of Nexell, $.001 par value per share.

        "Nexell Convertible Debentures" shall collectively mean (i) the Series 1 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $10,000,000.00 and (ii) the Series 3 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $20,000,000.00, issued by Nexell to Baxter pursuant to the Asset Purchase Agreement.

        "Nexell Securities" shall mean the Nexell Common Stock, the Nexell Warrant and the Nexell Convertible Debentures acquired by Baxter pursuant to the Asset Purchase Agreement.

        "Nexell Warrant" shall mean the Common Stock Purchase Warrant for 6.383 shares of Nexell Common Stock at a per share price of $939,996.86, issued by Nexell to Baxter pursuant to the Asset Purchase Agreement.

        "Original Transactions" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Original Transaction Agreements" shall mean the following documents executed by Baxter, VIMRx and Nexell, as the case may be, in connection with the Original Transactions pursuant to the Asset Purchase Agreement (except for the Registration Rights Agreement and the Stockholders' Agreement, each such document shall have the meaning ascribed thereto in the Asset Purchase Agreement):


        (i)    the Distribution Agreement,
        (ii)   the Non-Competition and Confidentiality Agreement,
        (iii)  the Assignment of Parker Lease,
        (iv)   the Registration Rights Agreement,
        (v)    the First BD Sublicense,
        (vi)   the Second BD Sublicense,
        (vii)  the Dorken Sublicense,
        (viii) the Chiron Sublicense,
        (ix)   the Stockholders' Agreement,
        (x)    the Services Agreement,
        (xi)   the Antibody Manufacturing and Storage Agreement,
        (xii)  the Royalty Assignment and Agreement,
        (xiii) the Hardware and Disposables Manufacturing Agreement,
        (xiv)  the Hardware and Disposables Supply Agreement,
        (xv)   the Voting Agreement, and
        (xvi) and each other agreement, document, certificate and instrument executed in connection with the Original Transactions.

        "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Authority or other entity.

        "Proxy Statement" shall mean a proxy statement on Schedule 14A prepared by VIMRx in connection with a meeting of VIMRx stockholders and which, among other items of business, requests VIMRx stockholder consideration and approval of this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval (including (i) VIMRx's purchase from Baxter of the Nexell Securities and VIMRx's sale to Baxter of the Acquired VIMRx Securities, (ii) the change in the conversion price of the VIMRx Preferred Stock to $2.75 per share and (iii) the change of VIMRx's name to "Nexell Therapeutics Inc."). The Proxy Statement may address other matters not relating to this Agreement as VIMRx may determine.

        "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of December 17, 1997, by and between VIMRx and Baxter.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "SEC Reports" shall mean all forms, reports and documents required to be filed with the SEC by VIMRx pursuant to the Securities Act or the Exchange Act since January 1, 1997.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Stockholders' Agreement" shall mean that certain Stockholders' Agreement, dated as of December 17, 1997, between Baxter, VIMRx and Nexell.

        "Transaction Documents" shall mean all documents, agreements, certificates and instruments other than this Agreement to be executed and/or delivered by Baxter, VIMRx and Nexell, as the case may be, in connection with the transactions contemplated hereunder.

        "Transactional Taxes" shall mean all transfer, conveyance or other such taxes, duties, excises or governmental charges imposed by any taxing jurisdiction.

        "VIMRx" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "VIMRx Convertible Debentures" shall mean collectively the 6.5% convertible subordinated debentures to be issued by VIMRx to Baxter, substantially in the forms annexed hereto as Exhibits A and B, in an
                                                  ----------------
     aggregate principal amount equal to (i) $30,000,000.00 plus (ii) all
                                                            ----
     accrued but unpaid interest (if any) on the Nexell Convertible Debentures as of the Closing Date, which debentures shall be convertible into additional shares of VIMRx Common Stock commencing November 30, 2002, at a conversion price equal to ninety-five percent (95%) of the average closing sale prices of VIMRx Common Stock on the thirty (30) trading days preceding, but not including, the date of such conversion, as reported by Nasdaq.

        "VIMRx Common Stock" shall mean the common stock of VIMRx, $.001 par value per share.

        "VIMRx Preferred Stock" shall mean Series A Convertible Preferred Stock of VIMRx, par value $.001 per share.

        "VIMRx Warrant" shall mean a common stock purchase warrant, substantially in the form annexed hereto as Exhibit C, for the purchase by
                                                 ---------
     Baxter of up to and including 5,200,000 additional shares of VIMRx Common Stock at a per share price of $1.15.

        1.2  Interpretation.
             --------------
             (A) Whenever in this Agreement the phrase "in the ordinary course of business" is used, it shall be construed as meaning "in the ordinary course of business and substantially consistent with prior practice."

             (B) Whenever in this Agreement the term "including" is used, it shall be construed as meaning "including but not limited to."

             (C) Whenever in this Agreement the term "all" is used, it shall be construed as meaning "any and all."

             (D) Whenever in this Agreement the term "every" is used, it shall be construed as meaning "every and all."

             (E) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to commitments, leases, licenses, contracts and other agreements.

        2.   Purchase and Sale of the Securities; Closing
             --------------------------------------------

        2.1 Purchase and Sale. In reliance on the representations and warranties
            -----------------
     contained herein and subject to all of the terms and conditions hereof, Baxter hereby agrees to sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to VIMRx and VIMRx agrees to purchase from Baxter, on the Closing Date, all of Baxter's right, title and interest in and to the Nexell Securities.

        2.2 Purchase Consideration. In reliance on the representations and
            ----------------------
     warranties contained herein and subject to all of the terms and conditions hereof, and in consideration of the sale, assignment, transfer and delivery of the Nexell Securities, VIMRx hereby agrees to issue to Baxter the following consideration:

             (A)  three million (3,000,000) shares of VIMRx Common Stock;

             (B) in the event that the total amount of shares of VIMRx Common Stock held by Baxter immediately prior to the Closing (the total amount of such shares shall be collectively hereinafter referred to as the "Baxter Shares") plus the three million shares of VIMRx Common Stock to be issued to Baxter pursuant to Section 2.2(A) hereof will be equivalent to twenty percent (20%) or more of the aggregate number of shares of VIMRx Common Stock issued and outstanding immediately following the Closing, then:

                    (i) the number of shares of VIMRx Common Stock to be issued to Baxter pursuant to Section 2.2(A) above will be reduced so that the total amount of shares of VIMRx Common Stock issued to Baxter pursuant to
     Section 2.2(A) above, combined with the Baxter Shares, will be equivalent to less than twenty percent (20%) (but equal to the highest percentage possible under twenty percent (20%)) of the aggregate number of shares of VIMRx Common Stock issued and outstanding by VIMRx immediately following the Closing; and

                    (ii) VIMRx shall issue to Baxter such number of shares of VIMRx Preferred Stock so that the number of shares of VIMRx Common Stock issuable upon conversion thereof shall be equal to the number of shares of VIMRx Common Stock required to be reduced at the Closing pursuant to this
     Section 2.2(B);


             (C)  the VIMRx Warrant; and

             (D)  the VIMRx Convertible Debentures.

        2.3 Nexell Securities. At the Closing provided for in Section 2.5
            -----------------
     hereof, Baxter shall deliver to VIMRx, as provided for in Section 2.1 hereof, the certificates representing the Nexell Common Stock together with the Nexell Warrant and the Nexell Convertible Debentures, all duly endorsed to VIMRx or with transfer powers attached thereto, against delivery of the items designated to be delivered by VIMRx and/or Nexell at Closing pursuant to Section 8.2 hereof.

        2.4 Acquired VIMRx Securities. At the Closing provided for in Section
            -------------------------
     2.5 hereof, VIMRx shall deliver to Baxter certificates representing VIMRx Common Stock and VIMRx Preferred Stock (if any) as provided for in Section
     2.2 hereof, together with the VIMRx Warrant and the VIMRx Convertible Debentures, against delivery of the items designated to be delivered by Baxter at Closing pursuant to Section 8.1 hereof.

        2.5 Closing. The closing of the purchase and sale of the securities as
            -------
     set forth in this Section 2 (the "Closing") shall be held at the offices of counsel to Baxter, Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Chicago, Illinois, within thirty (30) days after the last of the conditions set forth in Section 7 hereof has been satisfied or waived in accordance with the terms of this Agreement, or on such other date, and at such other time and place, as Baxter and VIMRx shall mutually agree in writing (the day of occurrence of the Closing being referred to hereinafter as the "Closing Date").

        3. Representations and Warranties of Baxter
           ----------------------------------------

        Baxter represents and warrants to VIMRx and Nexell, as of the Closing Date, as follows:

        3.1 Good Standing. Baxter is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

        3.2  Authority.  Baxter possesses full right, corporate power and legal
             ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which Baxter is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Baxter is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Baxter. This Agreement has been duly and validly executed by Baxter and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of Baxter enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        3.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to Baxter or the consummation by it of the transactions contemplated hereby and thereby.

        3.4 Ownership of Nexell Securities. Baxter is the sole and exclusive
            ------------------------------
     beneficial and legal owner of all of the Nexell Securities, and Baxter has good title to, and the absolute right to sell and transfer, all Nexell Securities to VIMRx, free and clear of all Encumbrances.

        3.5 Investment. Baxter is acquiring the Acquired VIMRx Securities and
            ----------
     will acquire any Conversion VIMRx Securities for investment for Baxter's own account and not with the view to, or for resale in connection with, the distribution thereof. Subject to Baxter's rights under the Registration Rights Agreement, Baxter understands that the Acquired VIMRx Securities (and any Conversion VIMRx Securities) have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment
                       ---------
     intent as expressed herein. Baxter further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Acquired VIMRx Securities (or any Conversion VIMRx Securities). Subject to Baxter's rights under the Registration Rights Agreement, Baxter understands and acknowledges that the offering and issuance of the Acquired VIMRx Securities pursuant to this Agreement, and any issuance of Conversion VIMRx Securities, will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act based on, among other things, the bona fide nature of the
                                                      ---------
     investment intent as expressed herein.

        3.6 Rule 144. Subject to the terms of the Registration Rights Agreement,
            --------
     Baxter acknowledges that the Acquired VIMRx Securities (and any Conversion VIMRx Securities) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Baxter is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of certain securities purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, Baxter acknowledges that VIMRx will make a notation on their stock books regarding the restrictions on transfers set forth in this Section 3.6. Baxter acknowledges that all shares representing Acquired VIMRx Securities (and any Conversion VIMRx Securities) will bear appropriate restrictive legends reflecting the transfer restrictions reflected in this Section 3.6.

        3.7 No Public Market. Baxter understands that no public market now
            ----------------
     exists or is expected to ever exist for the VIMRx Preferred Stock, the VIMRx Warrant or the VIMRx Convertible Debentures.

        3.8 Access to Data. For purposes of satisfying the applicable
            --------------
     requirements for the exemptions from registration relating to the issuance of the Acquired VIMRx Securities, Baxter acknowledges that it has received and reviewed such information about VIMRx as it deems necessary and has had an opportunity to discuss VIMRx's business, management and financial affairs with its management and to review its facilities.

        4. Representations and Warranties of VIMRx
           ---------------------------------------

        VIMRx represents and warrants to Baxter and Nexell, as of the Closing Date, as follows:

        4.1 Good Standing. VIMRx is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of VIMRx have been provided to Baxter.

        4.2 Authority. VIMRx possesses full right, corporate power and legal
            ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which VIMRx is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which VIMRx is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of VIMRx. This Agreement has been duly and validly executed by VIMRx and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of VIMRx enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        4.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to VIMRx or the consummation by it of the transactions contemplated hereby and thereby.

        4.4 Valid Issuance of VIMRx Warrant and VIMRx Common Stock. The VIMRx
            ------------------------------------------------------
     Warrant, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. The shares of VIMRx Common Stock that are being acquired by Baxter hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. The VIMRx Common Stock issuable upon exercise of the VIMRx Warrant has been duly authorized and validly reserved for issuance and, upon issuance upon such exercise in accordance with the terms of the VIMRx Warrant, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws.

        4.5 Valid Issuance of VIMRx Preferred Stock. The shares of VIMRx
            ---------------------------------------
     Preferred Stock that may be acquired by Baxter hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable. The VIMRx Common Stock issuable upon conversion of the VIMRx Preferred Stock has been duly authorized and validly reserved for issuance and, upon issuance upon such conversion in accordance with the terms of the Certificate of Incorporation of VIMRx, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws.

        4.6 Valid Issuance of VIMRx Convertible Debentures. The VIMRx
            ----------------------------------------------
     Convertible Debentures, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be legal, valid and binding obligations of VIMRx enforceable against it in accordance with their respective terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The VIMRx Common Stock issuable upon conversion of the VIMRx Convertible Debentures has been duly authorized and validly reserved for issuance and, upon issuance upon such conversion in accordance with the terms of each such VIMRx Convertible Debenture, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. Notwithstanding the foregoing, as there is no "floor" or minimum conversion price of the VIMRx Convertible Debentures, it is mathematically possible that the VIMRx Convertible Debentures could convert into a number of shares of VIMRx Common Stock that is in excess of VIMRx's authorized capitalization thereof.

        4.7 SEC Reports. VIMRx has delivered or made available to Baxter true
            -----------
     and complete copies of the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last of the SEC Reports filed with the SEC, VIMRx has not become aware of any fact which has not been disclosed herein which (i) would make the statements contained herein or in the SEC Reports filed with the SEC materially misleading; (ii) has had, or would reasonably be expected to have, a Material Adverse Effect (as that capitalized term is defined in the Asset Purchase Agreement) on VIMRx; or
     (iii) would reasonably be expected to materially and adversely affect the ability of VIMRx to perform its obligations under this Agreement.

        5. Representations and Warranties of Nexell
           ----------------------------------------

        Nexell represents and warrants to Baxter and VIMRx, as of the Closing Date, as follows:

        5.1 Good Standing. Nexell is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

        5.2 Authority. Nexell possesses full right, corporate power and legal
            ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which Nexell is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Nexell is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Nexell. This Agreement has been duly and validly executed by Nexell and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of Nexell enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        5.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to Nexell or the consummation by it of the transactions contemplated hereby and thereby.

        6. Certain Covenants and Agreements
           --------------------------------

        6.1  Pre-Closing Covenants.
             ---------------------

             (A) Covenants of Baxter. From the date hereof until the Closing
                 -------------------
    Date, Baxter covenants that it shall do the following:

                 (i) not sell, transfer or otherwise dispose of any of the Nexell Securities;

                 (ii) not mortgage, pledge or otherwise subject any of the Nexell Securities to any Encumbrance, except for Encumbrances arising by operation of law and not due to any action or inaction on the part of Baxter;

                 (iii) not take any action inconsistent with the consummation of this Agreement and the transactions contemplated hereunder;

                 (iv) cooperate with VIMRx in VIMRx's preparation of the Proxy Statement, including providing to VIMRx, at its request, all information, with respect to Baxter and its business, properties, personnel and operations, as may be required for inclusion in the Proxy Statement and, to the extent that any information previously provided to VIMRx pursuant to this paragraph is discovered to be false or misleading, provide to VIMRx, in writing, such additional or different information as may be required to correct such deficiency; and

                 (v) in the event and to the extent, that events or circumstances occur or arise, or Baxter becomes aware of events or circumstances, which render any of the representations and warranties set forth in Section 3 hereof inaccurate, and without limiting in any way VIMRx's or Nexell's rights under Section 7.2 hereof, promptly notify VIMRx and Nexell thereof.

        (B) Covenants of VIMRx. From the date hereof until the Closing Date, VIMRx covenants that it shall, and shall (except with respect to items (v) and (vi) below) cause Nexell to :

                 (i) preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation;

                 (ii) continue to operate, in all material respects, in the ordinary course of business;

                 (iii) not take any action inconsistent with the consummation of this Agreement and the transactions contemplated hereunder;

                 (iv) use its best efforts to maintain and preserve satisfactory relationships with suppliers, contractors, customers, creditors and others with which it has a business relationship;

                 (v) promptly prepare and file with the SEC the Proxy Statement, and prior to filing the Proxy Statement with the SEC, submit such material to Baxter and its counsel and provide Baxter and its counsel a reasonable opportunity to review and comment upon such materials;

                 (vi) duly and promptly call, give notice of, convene and hold a meeting of the VIMRx stockholders for the purpose of considering and taking action upon this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval, and, subject to the fiduciary duties of the VIMRx Board of Directors under applicable law, include in the Proxy Statement the recommendation of the VIMRx Board of Directors that the VIMRx stockholders vote in favor of this Agreement and all such transactions and actions;

                 (vii) in the event and to the extent, that events or circumstances occur or arise, or it becomes aware of events or circumstances, which render any of the representations and warranties set forth in Sections 4 or 5 hereof inaccurate, and without limiting in any way Baxter's rights under Section 7.1 hereof, promptly notify Baxter thereof;

                 (viii) assume all of Nexell's obligations under Nexell's 1998 Non-Incentive Stock Option Plan;

                 (ix) cause Nexell to file with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of Nexell whereby the corporate name of Nexell is changed to "Nexell of California, Inc."; and

                 (x) subject to the approval of VIMRx's stockholders, file with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of VIMRx in substantially the form annexed hereto as Exhibit D, whereby, among other things, (x) the name of VIMRx is
               ---------
     changed to "Nexell Therapeutics Inc." and (y) the Conversion Price of the VIMRx Preferred Stock is changed to $2.75 per share.


        6.2  Post-Closing Covenants by VIMRx and Nexell.
             ------------------------------------------

             (A) Qualification to do Business in California. As soon as is
                 ------------------------------------------
     reasonably practicable following the Closing Date, (a) Nexell shall file an Amended Statement and Designation by Foreign Corporation (or similar document) with the Secretary of State of the State of California changing its corporate name to "Nexell of California, Inc." and (b) if required by California law, VIMRx (under the name "Nexell Therapeutics Inc.") shall file a Statement and Designation by Foreign Corporation (or similar document) with the Secretary of State of the State of California, evidencing its qualification to do business in California.

             (B) No Change of Control of Nexell. On and after the Closing Date,
                 ------------------------------
     VIMRx covenants and agrees that it shall not, and it shall cause Nexell not to, either directly or indirectly, without the prior written consent of Baxter so long as Baxter owns three percent (3%) or more of the issued and outstanding capital stock of VIMRx, (i) sell, transfer or otherwise dispose of all or substantially all of the operating assets of Nexell, (ii) issue, sell, transfer or otherwise dispose of any securities of Nexell, or (iii) permit a merger or consolidation involving Nexell where immediately following such merger or consolidation Nexell shall not be the surviving entity, VIMRx shall cease to own 100% of any securities of Nexell, and VIMRx shall cease to possess 100% of the voting interest in Nexell.

             (C) Notification to Nexell Employees. As soon as is reasonably
                 --------------------------------
     practicable following the Closing Date, VIMRx shall notify all holders of options to purchase shares of Nexell Common Stock under Nexell's 1998 Non-Incentive

     Stock Option Plan of VIMRx's acquisition of all of the capital stock of Nexell and VIMRx's assumption of such Plan.

             (D) Authorized Shares of VIMRx Common Stock. On and after the
                 ---------------------------------------
     Closing Date, VIMRx covenants and agrees that, in the event that any VIMRx Convertible Debenture would be convertible into a number of shares of VIMRx Common Stock which is in excess of the authorized amount of VIMRx Common Stock as then stated in VIMRx's certificate of incorporation, VIMRx shall use its best efforts, without demand by Baxter, to obtain VIMRx stockholder approval of any amendments to its certificate of incorporation required to increase its authorized shares of Common Stock to such amount as is necessary to issue Baxter authorized shares of VIMRx Common Stock upon such conversion.

             (E) No Redemption of Shares of VIMRx. On and after the Closing
                 --------------------------------
     Date, VIMRx covenants and agrees that it shall not, either directly or indirectly, without the prior written consent of Baxter, purchase, redeem or otherwise acquire any outstanding shares of VIMRx Common Stock where, immediately following such purchase, redemption or acquisition, Baxter would own 20% or more of the issued and outstanding VIMRx Common Stock, unless immediately prior to such purchase, redemption or other acquisition,
     ------
     Baxter already owned 20% or more of the issued and outstanding VIMRx Common Stock.

        7. Conditions to Obligations of Baxter, VIMRx and Nexell
           -----------------------------------------------------

        7.1  Baxter's Conditions. The obligations of Baxter to consummate the
             -------------------
     transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by Baxter in its sole and absolute discretion:

             (A) All warranties and representations of VIMRx and Nexell contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and all representations and warranties of VIMRx and Nexell which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

             (B) VIMRx and Nexell shall, in all material respects, have performed and complied with all of the covenants and agreements (including the agreements to make the deliveries set forth in Section 8.2 hereof) required by or pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement, to be performed or complied with by them on or prior to the Closing Date.

             (C) There has not been, and no facts or circumstances exist as of the Closing Date that would be reasonably likely to cause, any material adverse change in either VIMRx's or Nexell's financial condition, operating results or business prospects.

             (D) VIMRx shall have assumed all of Nexell's obligations under Nexell's 1998 Non-Incentive Stock Option Plan.

             (E) Nexell shall have filed with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of Nexell whereby the corporate name of Nexell is changed to "Nexell of California, Inc."

             (F) VIMRx shall have filed with the Secretary of State for the State of Delaware, a Certificate of Amendment of Certificate of Incorporation of VIMRx in substantially the form annexed hereto as
     Exhibit D, whereby, among other things, (x) the name of VIMRx is changed to
     ---------
     "Nexell Therapeutics Inc." and (y) the Conversion Price of the VIMRx Preferred Stock is changed to $2.75 per share.

        7.2 VIMRx's and Nexell's Conditions. The obligations of VIMRx and Nexell
            -------------------------------
     to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by VIMRx in its sole and absolute discretion:

            (A) All representations and warranties of Baxter contained in this Agreement shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (B) Baxter shall, in all material respects, have performed and complied with all of the covenants and agreements (including the agreement to make the deliveries set forth in Section 8.1 hereof) required by or pursuant to this Agreement, or any Transaction Document delivered pursuant to this Agreement, to be performed or complied with by it on or prior to the Closing Date.

            (C) The Board of Directors of VIMRx shall have received a fairness opinion by Piper Jaffray Inc., in form and substance satisfactory to such Board, as to the fairness to VIMRx of the transactions contemplated herein.

        7.3 Mutual Conditions. The respective obligations of each party hereto
            -----------------
     to consummate the transactions contemplated hereunder are conditioned upon the following:

            (A) This Agreement and the transactions and actions contemplated herein shall have been approved and adopted by the requisite vote of VIMRx's stockholders in accordance with applicable Delaware General Corporation Laws and the rules and regulations of Nasdaq.

            (B) No order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action or proceeding by any Authority or other person shall be pending or threatened which seeks to restrain the consummation, or challenges the validity or legality, of the transactions contemplated by this Agreement.

            (C) All other consents, approvals or orders of any Authority, the granting of which is required for the lawful consummation of the transactions contemplated hereby, shall have been obtained; and all other waiting and notification periods specified under applicable law, the termination or expiration of which is necessary for such consummation, shall have been terminated or shall have expired.

        8. Deliveries of the Parties
           -------------------------

        8.1 Deliveries of Baxter. At the Closing, Baxter shall deliver to VIMRx
            --------------------
     the following:

            (A) the original Stock Certificate No. 3, representing the 19.5 shares of Nexell Common Stock in the name of Baxter, duly endorsed to VIMRx or with stock powers attached thereto;

            (B) the Nexell Warrant duly endorsed to VIMRx or with transfer powers attached thereto;

            (C) the Nexell Convertible Debentures duly endorsed to VIMRx or with transfer powers attached thereto;

            (D) an executed copy of each of the Transaction Documents to which Baxter is a party;

            (E) all governmental or other approvals, consents, grants, and licenses, if any, required to be procured by Baxter in connection with the transactions contemplated hereby; and

            (F) a certificate of the Secretary or an Assistant Secretary of Baxter, certifying the incumbency, signature and authorization of Victor W. Schmitt, President, Venture Management, to execute, deliver and perform this Agreement and all Transaction Documents on behalf of Baxter.

        8.2 Deliveries of VIMRx. At the Closing, VIMRx shall deliver (or, as
            -------------------
     applicable, cause Nexell to deliver) to Baxter the following:

            (A) stock certificate(s) evidencing the issuance to Baxter of the number of shares of VIMRx Common Stock in accordance with Sections 2.2 (A) and (B) hereof;

            (B) stock certificate(s) evidencing the issuance to Baxter of the number of shares of VIMRx Preferred Stock in accordance with Section 2.2
     (B) hereof, if any;

            (C)  the VIMRx Warrant;

            (D)  the VIMRx Convertible Debentures;

            (E) an executed copy of each of the other Transaction Documents to which VIMRx and/or Nexell is a party;

            (F) all governmental or other approvals, consents, grants, and licenses, if any, required to be procured by VIMRx and/or Nexell in connection with the transactions contemplated hereby;

            (G) copy of the certificate of incorporation of VIMRx, certified as of the date as close as practicable to the Closing Date, by the Secretary of State of the State of Delaware;

            (H) copy of the certificate of incorporation of Nexell, certified as of the date as close as practicable to the Closing Date, by the Secretary of State of the State of Delaware;

            (I) a certificate of the Secretary or an Assistant Secretary of VIMRx, certifying and including the resolutions of the VIMRx Board of Directors authorizing the execution, delivery and performance of this Agreement and all Transaction Documents, and attesting to the incumbency and signatures of all officers executing this Agreement and any Transaction Document;

            (J) a certificate of the Secretary or an Assistant Secretary of Nexell, certifying and including the resolutions of the Nexell Board of Directors authorizing the execution, delivery and performance of this Agreement and all Transaction Documents, and attesting to the incumbency and signatures of all officers executing this Agreement and any Transaction Document; and

            (K) a certificate of the President or Chief Executive Officer of VIMRx, certifying as to the voting results with respect to VIMRx stockholder consideration of this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval.

        9. Amendment to Registration Rights Agreement
           ------------------------------------------

          Baxter and VIMRx hereby agree that, conditioned upon Closing and effective as of the Closing Date, the Registration Rights Agreement is amended so that the definition of "Registrable Securities" contained in
     Section 1(e) thereof shall be deemed to include, in addition to all VIMRx Common Stock set forth therein, all VIMRx Common Stock and all Conversion VIMRx Securities to be acquired by Baxter pursuant to Section 2.2 hereof.

        10. Termination of Stockholders' Agreement
            --------------------------------------

          Baxter, VIMRx and Nexell hereby agree that, conditioned upon Closing and effective as of the Closing Date, the Stockholders' Agreement is terminated and of no further force and effect.

        11. Amendments to Certain Original Transaction Agreements
            -----------------------------------------------------

          In addition to Sections 9 and 10 hereof, and conditioned upon Closing and effective as of the Closing Date, Baxter, VIMRx, and Nexell, as the case may be, hereby amend the provisions of certain Original Transaction Agreements as follows:

        11.1 Certain Original Transaction Documents. The first sentence of each
             --------------------------------------
     of Section 23 of the Distribution Agreement, Section 13 of the Services Agreement,

     Section 38 of the Antibody Manufacturing and Storage Agreement,
     Section 38 of the Hardware and Disposables Manufacturing Agreement and
     Section 36 of the Hardware and Disposables Supply Agreement is amended and restated to read as follows:

               Newco may assign its rights and obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter, provided that such Affiliate is a wholly-owned subsidiary
                       --------
               of VIMRx.

        11.2 Hardware and Disposables Supply Agreement  Section 2.3 of the
             -----------------------------------------
     Hardware and Disposables Supply Agreement is amended and restated in its entirety to read as follows:

               2.3 Licenses: Licenses granted by Baxter to Newco pursuant to this Section 2 shall not be assignable and sublicenses may not be granted thereunder, except (i) any such license may be assigned in the event of an acquisition or transfer of substantially all of the Ex Vivo Cell Processing business of Newco to a third party; (ii) Newco may grant a sublicense under any such license to an Affiliate of Newco that is a wholly-owned subsidiary of VIMRx; and (iii) Newco may grant a sublicense under any such license to a third party manufacturer in connection with the manufacturing for Newco of any Supplied Product, provided that
                                                                --------
               such assignee, licensee or third party manufacturer has agreed to be bound by the terms of that certain Non-Competition and Confidentiality Agreement of even date herewith, by and among Baxter, VIMRx and Newco, in the same manner as Newco is bound.


        11.3 Non-Competition and Confidentiality Agreement
             ---------------------------------------------

            (A) Section 2.2 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                2.2. Baxter's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended, provided that all of Baxter's obligations under the foregoing
            --------
            covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Baxter's obligations shall continue (a) to the extent and for the period of time that Baxter continues to act as Newco's exclusive worldwide distributor for an Isolex(R) or Maxsep(R) Product or Reagent

            Kit under the terms of the Marketing, Sales and Distribution Agreement, but only with respect to such Isolex(R) or Maxsep(R) Product or Reagent Kit, and (b) to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (B) Section 3.1 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                3.1 Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operation Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates (other than Newco or any entity wholly-owned by VIMRx) shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than, in the case of an entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product or any product of the Business. VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or
             (ii) one year after the first date on which VIMRx neither owns voting control of Newco nor retains a seat on Newco's board of directors; provided that all of obligations under the foregoing
                        --------
             covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, VIMRx's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (C) Section 3.2 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                3.2. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting of advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in the separation of human blood into its constituents, such as platelets, plasma, red blood cells, leukocytes, and mononuclear cells, while a live donor or patient is connected to the separation device (hereinafter referred to as "On-Line Separation"). VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof, or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all of VIMRx's obligations
                                   --------
             under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.

        (D) Section 4.1 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 4.1. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product, except as such production, manufacture, marketing, sale or distribution is conducted by Newco or an entity wholly-owned by VIMRx, for use in Ex Vivo Cell Processing. Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) eleven (11) years after the date hereof or (ii) the date on which Baxter's obligation to supply such Supplied Product expires or is terminated under the terms of the Hardware and Disposables Supply Agreement for a reason other than Newco's breach; provided that of Newco's obligations
                                        --------
             under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Newco's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (E) Section 4.3 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 4.3. Except as otherwise agreed by Baxter in writing, including any Acquisition and Operating Document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in On-Line Separation. Nothing herein or in Section 3.2 shall prevent or restrict Newco, or any Affiliate of Newco that is wholly-owned by VIMRx, from marketing, selling or distributing any product for use in selection as described in Section 2.1(a) above, whether or not a live donor or patient is connected to the selection device, provided that such selection does not include On-Line Separation.
             --------
             Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the common stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all of Newco's obligations under the foregoing
             --------
             covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.

        (F) Section 7 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                    Recipient may utilize the Confidential Information only for the furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents. Recipient, on behalf of itself and its Representatives, agrees that except with respect to Authorized Disclosures (as that capitalized term is defined below) and as otherwise expressly permitted by this Agreement in furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents, Recipient will not, and will cause any and all of its Representatives not to, on or after the date hereof, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, or utilize for its commercial benefit or for the benefit of any other person, or to the detriment of the Owner, any Confidential Information. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of Baxter, neither VIMRx nor Newco may disclose or use any Confidential Information received by VIMRx or Newco from the Baxter Group to or on behalf of any of its Affiliates (other than an entity that both
             (i) is wholly-owned by VIMRx and (ii) agrees to be bound by the provisions of this Agreement), unless such disclosure or use constitutes an Authorized Disclosure. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of the Owner, Baxter may not disclose or use any Confidential Information received from the VIMRx Group or Newco to or on behalf of any of Baxter's Affiliates, unless such disclosure or use constitutes an Authorized Disclosure. In addition, Recipient agrees to, and will cause any and all of its Representatives to, protect and secure any Confidential Information in its possession or in the possession of its Representatives from unauthorized disclosure or use. The standard of care imposed on Recipient and its Representatives for protecting Confidential Information will be the care employed by Recipient and its Representatives to protect its confidential information but in no event shall the care used by Recipient and its Representatives be less than the exercise of reasonable and prudent care to prevent unauthorized disclosure or use of such Confidential Information (except that Recipient shall not be excused for its own negligence or the negligence of its Representatives). In the event of the destruction, loss or theft of any materials containing Confidential information in the possession of Recipient or its Representatives, Recipient shall notify Owner in writing immediately identifying the materials so lost or destroyed.

        (G) Section 19 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 Baxter may assign its rights and obligations hereunder to any
             Affiliate of Baxter with prior notice to VIMRx and Newco. VIMRx may assign its rights and obligations hereunder to any Affiliate of VIMRx with prior notice to Baxter and Newco. Newco may assign its rights and obligations hereunder to any Affiliate of Newco with prior notice to and written consent of Baxter and VIMRx, which consent will not be unreasonably withheld; and Newco may assign its rights and obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter or VIMRx, provided that such Affiliate is wholly-owned by VIMRx. No party may assign any of its rights or obligations under this Agreement, unless and to the extent expressly permitted herein. Notwithstanding anything contained in this Section 19 to the contrary, in the event of any permitted assignment of any party's rights and obligations hereunder, the assigning party shall continue to be bound by the obligations contained in Sections 2, 3, 4, 5, 7, 9, 10, 11, 13, 14, 15 and 24 applicable to it as if no assignment had occurred. Subject to the
             foregoing, this Agreement shall inure to the benefit of and be binding on the permitted successors and assigns of the parties hereto.

        12. Survival of Representations and Warranties
            ------------------------------------------

        12.1 Survival.
             --------

             (A) All representations and warranties contained in this Agreement or in any Transaction Document shall survive the Closing of the transactions contemplated under this Agreement. All covenants and agreements contained herein and in any Transaction Document shall survive in accordance with their respective terms; provided, however, that for the removal of doubt, none of the covenants set forth in Sections 6.1 hereof shall survive the termination of this Agreement in accordance with Section 16 hereof.

            (B) In no event shall any party hereto be entitled to or recover exemplary or punitive damages in any action under this Agreement or relating to the subject matter hereof.

        13. Transactional Taxes
            -------------------

          Baxter and VIMRx shall each bear one-half of any applicable Transactional Taxes with respect to the sale, transfer, assignment, delivery or issuance of the Nexell Securities or the Acquired VIMRx Securities.

        14. Further Assurances and Cooperation
            ----------------------------------

          Following the date hereof, and subject to the terms and conditions hereof, each of Baxter, VIMRx and Nexell severally agrees to execute and deliver such other documents and take such other actions as shall be reasonably requested by another party hereto to carry out and effectuate the transactions contemplated by this Agreement. On and subsequent to the Closing Date, each party hereto severally covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by another party hereto to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments as may be reasonably necessary, expedient or proper in order to complete any and all of the conveyances, transfers, sales and assignments herein provided for.

        15. Notices
            -------

          All notices, requests, demands and other communications permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as FedEx) or sent by pre-paid certified mail, return receipt requested or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address or number stated below of the party hereto to which notice is given, or to such other address or number as such party may have fixed by notice given in accordance with the terms hereof:

         To Baxter:       Baxter Healthcare Corporation
                          1627 Lake Cook Road
                          Deerfield, Illinois 60015
                          Attention: President - Venture Management
                                     Associate General Counsel  Hyland Immuno
                          Facsimile: (847) 940-6289

         With a copy to:  Seyfarth, Shaw, Fairweather & Geraldson
                          55 East Monroe Street
                          Chicago, Illinois 60603-5803
                          Attention: Christopher A. Lause, Esq.
                          Facsimile: (312) 269-8869

         To VIMRx:        VIMRx Pharmaceuticals Inc.
                          2751 Centerville Road
                          Suite 210
                          Wilmington, Delaware 19808
                          Attention: Chief Executive Officer
                          Facsimile: (302) 998-3794

         With a copy to:  Epstein Becker Green, P.C.
                          250 Park Avenue
                          New York, New York 10177
                          Attention: Lowell S. Lifschultz, Esq.
                          Facsimile: (212) 661-0989

         To Nexell:       Nexell Therapeutics Inc.
                          9 Parker
                          Irvine, California  92518
                          Attention: Chief Executive Officer
                          Facsimile: (949) 470-6645

         With a copy to:  Epstein Becker & Green, P.C.
                          250 Park Avenue
                          New York, New York 10177
                          Attention: Lowell S. Lifschultz, Esq.
                          Facsimile: (212) 661-0989


         Any notice, sent as provided above, shall be deemed given, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

        16. Expenses
            --------

            Except as set forth in Section 13 hereof, each party hereto shall bear its own expenses (including all fees and expenses of attorneys, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation, consummation and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

        17. Termination
            -----------

        17.1 Conditions. This Agreement may be terminated at any time on or prior to the Closing Date:

            (A)  by mutual consent of Baxter, VIMRx and Nexell;

            (B) by VIMRx, if (i) there has been a material misrepresentation or breach on the part of Baxter with respect to any representation or warranty of Baxter set forth herein, or (ii) there has been any material failure on the part of Baxter to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by Baxter of notice thereof, or
     (iii) any of the conditions set forth in Sections 7.2 and 7.3 hereof shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of this Agreement by VIMRx or Nexell) and the fulfillment thereof shall not have been waived by VIMRx; or

            (C) by Baxter, if (i) there has been a material misrepresentation or breach on the part of VIMRx or Nexell in any of its representations or warranties set forth herein, or (ii) there has been any material failure on the part of VIMRx or Nexell to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by VIMRx or Nexell, as appropriate, of notice thereof, or (iii) any of the conditions set forth in Sections 7.1 and 7.3 hereof shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of the Agreement by Baxter) and the fulfillment thereof shall not have been waived by Baxter.

        17.2 Effective Date. A termination pursuant to Section 17.1(B) or (C)
             --------------
     hereof shall be effective immediately upon delivery of a notice of termination by the party or parties hereto having the right to terminate to the other party or parties hereto.

        17.3 No Liability. In the event of a termination of this Agreement as
             ------------
     provided in this Section 17, this Agreement shall forthwith terminate and there shall be no liability on the part of Baxter, VIMRx or Nexell, except for liability arising from a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, failure of the VIMRx stockholders to approve any of the matters set forth in the Proxy Statement relating to this Agreement or any transaction or action contemplated herein shall not be a breach of this Agreement.

        18. Miscellaneous
            -------------

        18.1 Entire Agreement; No Modification; Enforceability of Original
             -------------------------------------------------------------
     Transaction Agreements. This Agreement, including the Exhibits and
     ----------------------
     Transaction Documents delivered pursuant hereto, sets forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by Baxter, VIMRx and Nexell. Notwithstanding anything in this Agreement to the contrary, except as specifically modified herein or as modified in a separate writing signed by Baxter, VIMRx and Nexell, as the case may be, all of the Original Transaction Agreements shall remain in full and effect in accordance with the provisions thereof.

        18.2 Waiver of Breach. The waiver by a party hereto of a breach or
             ----------------
     violation by another party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party hereto of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party hereto claimed to have made the waiver.

        18.3 Benefit of Parties; Assignment. This Agreement shall be binding
             ------------------------------
     upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party hereto shall have the right to assign or delegate any of its rights or obligations arising hereunder, except with the prior written consent of each other party hereto; provided, however,
                                                           -----------------
     that any party hereto may assign any or all of its rights, and delegate any or all of its obligations, hereunder to any person or entity who shall, by merger, consolidation, transfer of assets or otherwise, have acquired all or substantially all of the assets (not counting cash and cash equivalents) of such party; provided, further, that no such delegation shall relieve the
                    -----------------
     delegating party of the obligation to satisfy and discharge the obligation(s) so delegated. Notwithstanding the foregoing, Baxter shall have the right to assign this Agreement, and any rights and obligations arising hereunder, to an Affiliate of Baxter without the prior written consent of any other party hereto; provided, that no such assignment shall relieve Baxter of any of its obligations hereunder. Any purported assignment or delegation in violation of this Section 18.3 shall be null and void ab
                                                                         --
     initio.
     ------

        18.4 Headings. The headings of the sections and paragraphs of this
             --------
     Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

        18.5 Governing Law; Jurisdiction. This Agreement shall be governed by
             ---------------------------
     and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws. Each party to this Agreement expressly and irrevocably (A) consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Agreement, or any other Document delivered in connection herewith, may be brought in any court of the State of Delaware located within the District of Delaware or in the United States District Court for the District of Delaware, (B) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, (C) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to him, her or it by hand or by any other manner provided for in Section 15 hereof, (D) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any
                                              --------------------
     similar basis, and (E) waives all rights, if any, to trial by jury with respect to any such action or proceeding. Nothing in this Section 18.5 shall affect or impair in any manner or to any extent the right of any party hereto to commence legal proceedings or otherwise proceed against any other party hereto in any jurisdiction or to serve process in any manner permitted by law.

        18.6 Multiple Counterparts; Execution by Fax. This Agreement may be
             ---------------------------------------
     signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

        18.7 Exhibits. All Exhibits referred to in this Agreement are attached
             --------
     hereto and are incorporated herein by reference as if fully set forth herein.

        18.8 Construction. The language in all parts of this Agreement shall in
             ------------
    all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party hereto by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of all parties hereto have participated in the preparation hereof.

        18.9  Publicity.  No party to this Agreement shall issue or cause the
              ---------
    publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first providing a draft of such press release or announcement to the other parties hereto and obtaining the consent of the other parties hereto; provided,
                                                                  --------
    however, that nothing herein shall prevent any party hereto from making any
    -------
    disclosure required by law.

        18.10 Number and Gender. Whenever in this Agreement the singular is
              -----------------
    used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          BAXTER HEALTH CARE CORPORATION

                          By:  ___________________________________
                          Name:  Victor W. Schmitt
                          Title: President, Venture Management


                          VIMRx PHARMACEUTICALS INC.


                          By:  ____________________________________
                          Name:  Richard L. Dunning
                          Title: President and CEO


                          NEXELL THERAPEUTICS INC.


                          By:  ____________________________________
                          Name:  L. William McIntosh
                          Title: President and CEO

                      US Bancorp Piper Jaffray Letterhead

                                                                         ANNEX B

March __, 1999



The Board of Directors
VIMRx Pharmaceuticals Inc.
2751 Centerville Road, Suite 210
Wilmington, Delaware  02135

Members of the Board:

In connection with the proposed transaction ("Transaction") in which VIMRx Pharmaceuticals Inc. ("VIMRx"), a Delaware corporation, will acquire all the securities (including common stock, convertible debentures and warrants) of Nexell Therapeutics, Inc. ("Nexell"), a Delaware corporation, owned by Baxter Healthcare Corporation ("Baxter"), a Delaware corporation, and pursuant to which Nexell will become a wholly-owned subsidiary of VIMRx, you have requested our opinion as to the fairness, from a financial point of view, to VIMRx of the proposed consideration to be paid by VIMRx to Baxter in the Transaction pursuant to the Acquisition Agreement referred to below. Under the terms of the Acquisition Agreement referred to below, the consideration to be paid by VIMRx to Baxter in the Transaction consists of the following: (i) 3,000,000 shares of VIMRx common stock, $.001 par value per share; (ii) a reduction in the per share conversion price of the 66,304 shares of Series A Convertible Preferred Stock of VIMRx, par value $.001 per share, held by Baxter to $2.75 from $5.50;
(iii) 6.5% convertible subordinated debentures issued by VIMRx in an aggregate principal amount equal to $33,000,000 (replacing the (a) Series 1 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $10,000,000 issued by Nexell to Baxter and (b) Series 3 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $20,000,000 issued by Nexell to Baxter, plus all accrued but unpaid interest (if any) as of the closing date of the Acquisition), which debentures shall be convertible into additional shares of VIMRx common stock commencing on November 20, 2002 at a conversion price of equal to ninety-five percent (95%) of the average closing sale prices of VIMRx common stock on the thirty (30) trading days preceding, but not including, the date of such conversion, as reported by NASDAQ; and (iv) a seven year warrant to purchase up to and including an additional 5,200,000 shares of VIMRx Common Stock at $1.15 per share. The terms and conditions of the Transaction are more fully set forth in the Acquisition Agreement.

U.S. Bancorp Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for providing this opinion. This opinion fee is not contingent upon the consummation of the Transaction. VIMRx has also agreed to indemnify us against certain liabilities in connection with our services. We have not

                      DRAFT  FOR DISCUSSION PURPOSES ONLY

VIMRx Pharmaceuticals Inc.
March __, 1999
Page 2


acted as financial advisor to VIMRx in connection with the Transaction. U.S. Bancorp Piper Jaffray Inc. does advise VIMRx in other financial and strategic matters. In the ordinary course of our business, we and our affiliates may actively trade securities of VIMRx and Baxter for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) the definitive Acquisition Agreement, dated as of February 18, 1999, by and among VIMRx, Baxter and Nexell, (ii) certain public information related to VIMRx (iii) certain publicly available financial and securities data of VIMRx and selected public companies deemed comparable to Nexell, (iv) to the extent publicly available, certain information concerning selected transactions deemed comparable to the proposed Transaction, (v) certain publicly available information relative to Nexell, (vi) certain internal historical and forecast financial information of Nexell and VIMRx on a combined and stand-alone basis prepared for financial planning purposes, and furnished by Nexell and VIMRx management. We had discussions with members of the management of Nexell and VIMRx concerning the financial condition, current operating results and business outlook for Nexell and VIMRx on a combined and stand-alone basis. In addition, we have visited the corporate headquarters of VIMRx and Nexell and reviewed such other financial studies, business plans, and analyses provided by the managements of Nexell and VIMRx and considered such other information as we deemed appropriate for the purposes of this opinion.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information that was publicly available or was provided to us by Nexell and VIMRx, or otherwise made available to us, and have not assumed responsibility or liability for the independent verification of such information. Nexell and VIMRX have advised us that they do not publicly disclose internal financial information of the type provided to us and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. We have relied upon the assurance of the management of Nexell and VIMRx that the information provided to us by Nexell and VIMRx has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.

In addition, we have assumed that, in the course of obtaining the necessary regulatory approvals for the Transaction, no restrictions, including any divestiture requirements, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific

                      DRAFT  FOR DISCUSSION PURPOSES ONLY

VIMRx Pharmaceuticals Inc.
March __, 1999
Page 3


assets or liabilities of Nexell or VIMRx, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of VIMRx common stock have traded or may trade at any future time. We have not undertaken to update, revise or reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is directed to and is for the use and benefit of the Board of Directors of VIMRx and is rendered to the Board of Directors in connection with its consideration of the Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration proposed to be paid by VIMRx to Baxter in the Transaction pursuant to the Acquisition Agreement is fair, from a financial point of view, to VIMRx as of the date hereof.

Sincerely,


                      DRAFT  FOR DISCUSSION PURPOSES ONLY

                                                                         ANNEX C

                          VIMRX PHARMACEUTICALS INC.
         Unaudited Pro Forma Condensed Combined Financial Information

     The unaudited pro forma condensed combined statement of operations information of the Company for the year ended December 31, 1998 set forth in this Annex C to the Company's Proxy Statement gives effect to the acquisition of Baxter's minority interest in Nexell as if it had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet information at December 31, 1998 gives effect to the Acquisition as if it had occurred on December 31, 1998. The unaudited pro forma condensed combined statement of operations information excludes material non-recurring charges related to purchased in-process research and development, which totaled approximately $4.1 million.

     For accounting purposes, the Acquisition will be treated as a purchase of assets. Accordingly, for purposes of the unaudited pro forma condensed combined statement of operations information, the excess of the purchase price over the fair market value of the acquired assets (goodwill) is being amortized over approximately 12.5 years.

     The unaudited pro forma condensed combined financial statement information has been prepared by the Company's management based upon the financial statements of the Company. Nexell's business was already consolidated in the Company's 1998 financial statements and the Acquisition represents the acquisition of the 19.5% of Nexell that the Company does not currently own. Unaudited pro forma financial information does not purport to be indicative of either the future results of operations or the results of operations that would have occurred if the Acquisition had been consummated on the indicated dates. The pro forma adjustments are based on available information and certain assumptions that the Company believes to be reasonable. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited financial statements in the Company's Annual Report to Shareholders for the year ended December 31, 1998, on Form 10-K which is included with this Proxy Statement.

                          VIMRX PHARMACEUTICALS INC.

       Unaudited Pro Forma Condensed Combined Balance Sheet Information
                               December 31, 1998

                                               Historical          Pro Forma            Pro Forma
                                                 VIMRX            Adjustments
                                            -------------------------------------------------------

Other Intangible assets                         $   9,909,000     $ 2,656,000(2)      $  12,565,000
Goodwill                                        $  27,470,000      13,356,000(2)         40,826,000
All other assets                                   50,223,000                            50,223,000
                                            ---------------------------------   -------------------

Total assets                                    $  87,602,000     $16,012,000         $ 103,614,000
                                            =================================   ===================

Total liabilities                               $  38,787,000     $   300,000(1)      $  39,087,000
                                            ---------------------------------   -------------------

Stockholders' equity:

   Class A convertible preferred stock                    100                                   100
   Common stock                                        67,000           3,000(1)             70,000
   Additional paid in capital                     182,538,900      19,797,000(1)        202,335,900
   Accumulated deficit                           (133,533,000)     (4,088,000(2)       (137,621,000)
   All other shareholders' equity accounts           (258,000)                             (258,000)
                                            ---------------------------------   -------------------

Total                                              48,815,000      15,712,000            64,527,000
                                            ---------------------------------   -------------------

Total liabilities and shareholders' equity      $  87,602,000     $16,012,000         $ 103,614,000
                                            =================================   ===================


                           VIMRX PHARMACEUTICALS INC.
  Unaudited Pro Forma Condensed Combined Statement of Operations Information
                      For The Year Ended December 31,1998

                                            Historical               Pro Forma            Pro Forma
                                            VIMRX                   Adjustments
                                            ----------------------------------------    ----------------
Amortization of goodwill and intangibles          $ 3,482,000          $1,281,000(2)         $ 4,763,000
All other revenue and operating expenses           35,740,000                                 35,740,000
                                            -------------------------------------       ----------------

Total operating loss                               39,222,000           1,281,000             40,503,000

Interest expense                                    2,038,000             413,000(3)           2,451,000
Minority interest in consolidated subsidiary       (4,136,000)          3,685,000(2)            (451,000)

All other income and expense                       (2,162,000)                                (2,162,000)
                                            -------------------------------------       ----------------

Net loss                                          $34,962,000          $5,379,000            $40,341,000


Preferred Stock dividends                           3,988,000                                  3,988,000
                                            -------------------------------------       ----------------

Net loss applicable to Common Stock               $38,950,000          $5,379,000            $44,329,000
                                            =====================================       ================

Proforma weighted average number of shares
 outstanding                                       67,284,000           3,000,000             70,284,000
                                            =====================================       ================

Net loss per share                                      $0.58                                      $0.63
                                            =====================================       ================

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT INFORMATION

1. Pursuant to the Acquisition Agreement, the Company will issue to Baxter 3,000,000 shares of Common Stock and a warrant to purchase an additional 5,200,000 shares of Common Stock at $1.15 per share, and will change the conversion price of the Series A Cumulative Convertible Preferred Stock held by Baxter from $5.50 per share to $2.75 per share. The total fair value of the preceding consideration is approximately $19.8 million. In addition, the Company will incur approximately $300,000 of transaction related costs.

2. The purchase price was allocated to goodwill, other intangible assets, and purchased in-process research and development of Nexell. The purchased in-process research and development of approximately $4.1 million has been deemed to be non-recurring and directly attributable to the Acquisition and, accordingly, has been excluded from the pro forma statement of operations information and will be expensed in the period the Acquisition is consummated. The minority interest is eliminated in the pro forma statement of operations information to establish 100% ownership. There is no elimination of minority interest on the pro forma balance sheet information as it has been reduced to $0 as of December 31, 1998 due to operating losses. The other intangible assets are being amortized on a straight-line basis over a period of expected benefit of approximately 12.5 years.

3. The Company will also exchange approximately $30,000,000 of Nexell 6-1/2% Convertible Subordinated Debentures (plus accrued interest through the closing date of the Acquisition) for approximately $33,000,000 of 6-1/2% Convertible Subordinated Debentures, convertible commencing November 30, 2002, into common stock of the Company at a conversion price equal to 95% of the market price at the time of conversion. The 5% discount from market at the time of conversion will be amortized over the period to November 2, 2002 as additional interest expense.

                                                                         ANNEX D

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VIMRX PHARMACEUTICALS INC.

                 ============================================

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                ==============================================

     VIMRX Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The name of the Corporation is VIMRX Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

        2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1986.

        3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article I" and substituting in lieu thereof a new "Article I" changing the name of the Corporation to read as follows:

     "FIRST:   The name of the Corporation is:
                     Nexell Therapeutics Inc."

        4. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

     "FOURTH

     A. The authorized capital stock of the Corporation shall consist of one hundred sixty-one million, one hundred fifty thousand (161,150,000) shares, consisting of one hundred sixty million (160,000,000) shares of Common Stock, each having a par value of

$.001 (the "Common Stock"), and one million, one hundred fifty thousand (1,150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series of any number of shares provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as provided by this Article FOURTH or in a resolution of the Board of Directors providing for the issuance of any series of Preferred Stock.

     C. Authority is hereby expressly vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, preferences, limitations and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation:

        (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock;

        (2) the dividend rate payable on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividend shall bear to the dividends payable on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

        (3) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

        (4) the amount or amounts payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to such payments made on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation);

        (5) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation, or any series thereof, or for any other series of the same class of capital stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

        (6) whether the holders of shares of such series shall have any right or power to vote or to receive notice of any meeting of stockholders, either generally or as a condition to specified corporate action; and

        (7) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of Delaware and as shall not be inconsistent with this Article FOURTH.

     D. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

     E. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, or in subsection H of this Article FOURTH, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

     F. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     G. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

     H. The Board of Directors hereby creates and establishes and authorizes the issuance of a first series of preferred stock, such series to consist of 150,000 shares of this Corporation's authorized and unissued Preferred Stock, each share having a par value of $.001, and the Board of Directors hereby fixes the designation of such series as "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and fixes the number of shares constituting such series at 150,000, and hereby determines the powers, preferences, rights, qualifications, limitations and restrictions of such series as follows:

                                  SECTION 1.
                                   DIVIDENDS

        (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends thereon at the rate of 6% of the Liquidation Preference (as defined in Section 2) per share per annum, (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) as and when declared by the Board of Directors, before any dividend or distribution shall be declared, set apart for, or paid upon the Common Stock of the Corporation, which dividend shall be payable in additional shares of Series A Preferred Stock, each valued at their Liquidation Preference. The dividends on the Series A Preferred Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Series A Preferred Stock, such deficiency in the dividends shall be fully paid before any dividends or distributions shall be paid on or set apart for the Common Stock. All dividends and distributions on the Series A Preferred Stock shall be made pro rata per share to all holders of Series A Preferred Stock; provided, however, that, notwithstanding the foregoing, until all cumulative dividends on the Series A Preferred Stock shall have been fully paid, all dividends and distributions on the Series A Preferred Stock shall be made ratably to the holders thereof in proportion to the respective amounts that would be payable on such shares if such dividend arrearages were paid in full. Such dividends shall accrue annually on the anniversary of the Original Issuance Date (as defined in Section 3(d)).

        (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                                  SECTION 2.
                              LIQUIDATION RIGHTS

        (a)  Treatment at Liquidation, Dissolution or Winding Up.

                (i) Except as otherwise provided in Section 2(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class of the corporation's capital stock, an amount equal to $1,000 per share of Series A Preferred Stock (the "Liquidation Preference"), which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares), and shall include any accrued but unpaid dividends.

                (ii) After payment shall have been made in full to the holders of Series A Preferred Stock pursuant to Section 2(a)(i) hereof or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock to be available for such payment, the remaining assets of the Corporation shall be distributed ratably to the holders of Common Stock to the exclusion of the Series A Preferred Stock.

                (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of all amounts distributable to them under Section 2(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

        (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation with or into another unaffiliated corporation or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2, but shall result in conversion of the Series A Preferred Stock into Common Stock as set forth in Section 3(c).

        (c) Distributions Other Than Cash. The value of any distribution provided for in this Section 2, or portion thereof, payable in property other than cash shall be the fair value (as determined by the Board of Directors in good faith) of such property at the time of such distribution.

                                  SECTION 3.
                                  CONVERSION

     The holders of Series A Preferred Stock shall have conversion rights (the "Conversion Rights") and the Series A Preferred Stock shall be subject to conversion, as follows:

        (a) Right to Convert; Conversion Price. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after June 17, 1999, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock (the "Conversion Price") shall initially be $2.75. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Series A Preferred Stock which the Corporation redeems pursuant to
Section 5(a) hereof shall terminate at the close of business on the Redemption Date (as defined in Section 5 of this Certificate of Designations), unless the Corporation shall default in the payment of the redemption price for such shares of Series A Preferred Stock, in which case such termination shall occur upon payment of the redemption price of such shares.

        (b) Mechanics of Conversion; Dividends; Fractional Shares. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. At the time of each conversion of shares of Series A Preferred Stock, the Corporation shall also issue shares of Common Stock in an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to occur, valued at the Conversion Price. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (c)  Automatic Conversion.

                (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price on the earliest of:

                        (1)  December 17, 2004; or

                        (2) immediately prior to the effective time of any merger, sale of assets, reorganization or like event in which the Corporation is not the surviving entity (if such event occurs prior to June 17, 1999, then the Conversion Price shall be equal to the fair value of the consideration to be received by the holder of a share of Common Stock, as determined in good faith by the Corporation's Board of Directors, but in no event greater than $2.75), or

                        (3) upon the written election of the holders of not less than a majority in voting power of the then outstanding shares of Series A Preferred Stock to require such mandatory conversion.

                (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Series A Preferred Stock being converted are either delivered to the

Corporation or the transfer agent for the Series A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith ("Indemnity Agreement"), except that such holder shall not be required to provide any indemnity bond. Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate(s) representing such holder's shares of Series A Preferred Stock or the aforesaid Indemnity Agreement at the office of the Corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

        (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after December 17, 1997 (the "Original Issuance Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

        (e)  Adjustment for Certain Dividends and Distributions.

                (1) In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                        (A) the numerator of which shall be the total number of
                             shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (B) the denominator of which shall be the total number
                            of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                (2) For the purposes of Section 3(e)(1) hereof, the total number of shares of Common Stock deemed to be issued and outstanding shall include (i) all shares of Common Stock issuable on conversion of all shares of Series A Preferred Stock outstanding and (ii) all shares of Common Stock issued and outstanding and entitled to receive such dividend.

        (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, including a cash dividend, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation and/or cash that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for herein during such period.

        (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

        (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

        (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        (j) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock.

        (k) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

                                  SECTION 4.
                                 VOTING RIGHTS

     Except as otherwise required by law or by Section 7, the holders of Series A Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the holders of Series A Preferred Stock shall vote together as a single class separately from the holders of Common Stock.

                                  SECTION 5.
                   NO REISSUANCE OF SERIES A PREFERRED STOCK

     No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                  SECTION 6.
                              PROTECTIVE COVENANT

     The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock, amend its Certificate of Incorporation or adopt a resolution of the Board of Directors to provide for the creation or issuance of any class or series of capital stock which shall rank pari passu or senior to the Series A Preferred Stock in priority to receive the liquidation preference on the Series A Preferred Stock."

       5. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate by signed by its President and Chief Executive Officer and attested by its Secretary this ______ day of ______________, 1999.

                              VIMRx PHARMACEUTICALS INC.



                              By:____________________________________
                                 Richard L. Dunning
                                 President and Chief Executive Officer

Attest:



By:_____________________________
   Lowell S. Lifschultz
   Secretary

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